UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CROCS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CROCS, INC.
13601 Via Varra
Broomfield, Colorado 80020
____________________________________________________________________

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 20, 2023
____________________________________________________________________

To the Stockholders of Crocs, Inc.:

We will hold the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Crocs, Inc. on June 20, 2023 at 9:30 a.m. Eastern Time. The Annual Meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CROX2023, where you will be able to listen to the Annual Meeting live, submit questions, and vote. We believe the virtual Annual Meeting offers the same participation opportunities as an in-person Annual Meeting. Due to the impact of the COVID-19 pandemic, we have held our annual meetings of stockholders by means of remote communications only (i.e., a virtual-only annual meeting) since 2020. Based on our experiences at those meetings, we believe our virtual Annual Meeting format offers stockholders the same opportunities to participate as an in-person Annual Meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the Annual Meeting by means of remote communications only.

The Annual Meeting’s purpose is to:

1.elect the two Class III director nominees named in the proxy statement;

2.ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023;

3.hold an advisory vote to approve the compensation of our named executive officers;

4.hold an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and

5.consider any other matters that properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record of our common stock at the close of business on April 21, 2023 are entitled to receive notice of, and to vote at, the Annual Meeting.

The list of stockholders entitled to vote at the Annual Meeting will be available for examination 10 days prior to the Annual Meeting at our principal executive office, 13601 Via Varra, Broomfield, Colorado 80020.

All stockholders are cordially invited to attend the Annual Meeting online. Whether or not you plan to attend the Annual Meeting online, please vote your shares as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet, or by telephone after your receipt of hard copies of the proxy materials, as promptly as possible. You may also request a paper proxy card, which will include a postage-paid envelope, to submit your vote by mail, as described in the Notice of Internet Availability of Proxy Materials. You may also vote your shares online, and submit your questions during, the Annual Meeting. Instructions on how to vote while participating at the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/CROX2023 and can be found in the proxy statement in the section entitled “Frequently Asked Questions About Voting and the Annual Meeting—How can I attend and vote at the Annual Meeting?”. Stockholders of record who attend the Annual Meeting online may withdraw their proxy and vote online if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Daniel P. Hart
Daniel P. Hart Executive Vice President, Chief Legal and Risk Officer
Broomfield, Colorado
April 27, 2023

Forward-Looking Statements

This proxy statements contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Statements that refer to, among other things, industry trends, projections of our future financial performance, anticipated trends in our business, expected effects of our initiatives, strategies, and plans, and other characterizations of future events or circumstances are forward-looking statements. These statements, which express management’s current views concerning future events or results, use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “strive,” and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will,” “would,” and similar expressions or variations. Forward-looking statements are subject to risks, uncertainties and other factors, which may cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, those described in Part I - Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), elsewhere throughout the Annual Report, and those described from time to time in our past and future reports filed with the Securities and Exchange Commission. Caution should be taken not to place undue reliance on any such forward-looking statements. Moreover, such forward-looking statements speak only as of the date of this proxy statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements, except as required by applicable law.

PROXY STATEMENT SUMMARY

This is a summary of the information contained in this proxy statement, but it does not contain all of the information you should review and consider. You should read all of the information in this proxy statement before voting.

Information about the 2023 Annual Meeting of Stockholders

Date:                   Tuesday, June 20, 2023
Time:                   9:30 a.m. Eastern Time
Place:                   www.virtualshareholdermeeting.com/CROX2023
Record Date:      April 21, 2023
Voting:                Stockholders of our common stock are entitled to vote

How to Vote

Internet:            www.proxyvote.com
Phone:                1-800-690-6903
Mail:                Return your marked proxy card in the enclosed postage-paid envelope
During the Annual Meeting:    Attend the Annual Meeting on June 20, 2023

Internet and telephone voting help reduce the impact on the environment and our costs in connection with the Annual Meeting. You may vote by internet or telephone 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 19, 2023. You will also be able to vote your shares electronically during the Annual Meeting. Details about how to attend the Annual Meeting online and how to submit questions and cast your votes are posted at www.virtualshareholdermeeting.com/CROX2023 and can be found in this proxy statement in the section entitled “Frequently Asked Questions About Voting and the Annual Meeting—How can I attend and vote at the Annual Meeting?”. If you wish to revoke your proxy, see the information on page 10 of this proxy statement.

If you hold your shares in “street name” through a bank, broker or other holder of record, the record holder of your shares will send you voting instructions, which you must follow in order for your shares to be voted at the Annual Meeting. If you hold in street name and wish to attend the Annual Meeting and vote online, you should contact your broker, trustee, bank, or other holder of record to obtain your 16-digit control number or otherwise vote through your bank, broker, or other holder of record.

This proxy statement will first be made available to stockholders on or about April 27, 2023.

2022 Business and Financial Highlights

In 2022, we achieved record revenues and finished the year with very strong brand momentum.
•We acquired HEYDUDE on February 17, 2022, which contributed revenues of $895.9 million during the period from the date of acquisition through December 31, 2022. The HEYDUDE Brand became a new reportable operating segment on the acquisition date.
•We had record revenues of $3.6 billion, which increased 53.7% over last year. We grew Crocs Brand revenues 14.9%, compared to the same period in 2021.
•Digital sales represented 37.8% of 2022 revenues, compared to 36.7% in 2021. Direct-to-consumer comparable sales grew 15.0% in 2022, compared to 2021.
•We sold 115.6 million pairs of shoes worldwide for the Crocs Brand, an increase from 103.0 million pairs in 2021. We sold 30.5 million pairs of shoes for the HEYDUDE Brand in the partial period from February 17, 2022, the closing date of acquisition, through December 31, 2022.
•Gross margin was 52.3% compared to 61.4% in 2021, a decrease of 910 basis points. Gross margin for the Crocs Brand was 56.3% compared to 61.4% in 2021, due primarily to higher material and freight costs, offset in part by higher pricing and favorable product mix. Gross margin for the HEYDUDE Brand was 40.8%.
•Selling, general and administrative expenses (“SG&A”) were $1,009.5 million, an increase of $272.4 million, or 36.9%, compared to 2021, primarily as a result of increased investments in talent, marketing, and projects to fuel future growth, as well as costs associated with the acquisition of HEYDUDE and its related integration. As a percent of revenues, SG&A improved 350 basis points to 28.4% of revenues as a result of strong sales growth and our continued leveraging of operating costs.

•Income from operations was $850.8 million for the year ended December 31, 2022 compared to income from operations of $683.1 million for the year ended December 31, 2021. Our operating margin was 23.9%, compared to 29.5% in 2021, due primarily to lower gross margin and HEYDUDE integration expenses.
•Net income was $540.2 million compared to $725.7 million in 2021. Diluted net income per common share was $8.71 for the year ended December 31, 2022, compared to a diluted net income per common share of $11.39 for the year ended December 31, 2021. These amounts include an income tax expense of $178.3 million in 2022 and an income tax benefit of $61.8 million in 2021.
•In 2022, we ranked #3 in Forbes’ Best Employers for Women list, which featured the top 400 companies recognized for leading the way when it comes to trying to support women inside and outside their work forces.

Strong Total Shareholder Return in 2022 Compared to Peer Group

We delivered cumulative total shareholder return (“TSR”) among the market leaders in our peer group as measured for the year ended December 31, 2022*.

	1 year	3 year	5 year
Crocs TSR	(15)%	159%	758%
Crocs Percent Rank in Peer Group *	74th Percentile	Highest	Highest
* Our peer group is listed in the “Compensation Discussion and Analysis” section below.

Proposals and our Board’s Voting Recommendations	Board Recommendation	Page
Election of Class III Directors (Proposal 1)
Thomas J. Smach	FOR	11
Beth J. Kaplan	FOR	11
Ratification of our Independent Auditor (Proposal 2)	FOR	62
Advisory Vote to Approve the Compensation of our Named Executive Officers (Proposal 3)	FOR	63
Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers (Proposal 4)	EVERY YEAR	64

Proposal 1—Election of Class III Directors (page 11)

Name	Age	Primary Occupation	Committee Memberships	Independent
Thomas J. Smach	62	Partner at Riverwood Capital Management	Audit; Governance and Nominating Committee	Yes
Beth J. Kaplan	65	Managing Member of Axcel Partners, LLC	Compensation; Governance and Nominating; Environmental, Social and Governance Steering Committee (Chair)	Yes

The Board recommends a vote “FOR” each of the Class III directors listed above.

Proposal 2—Ratify Independent Auditors (page 62)

In March 2023, the Audit Committee of our Board of Directors (our “Board”) approved the reappointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. Our Board is asking for stockholder ratification of this appointment at the Annual Meeting.

The Board recommends a vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023.

Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation (Advisory Say-on-Pay Vote) (page 63)

The objectives of our executive compensation program are to:

Align our executives’ compensation with our stockholders’ interests	Hold our executives accountable to stockholders	Assure that our total compensation program aligns with good corporate governance and best practices

Attract and retain exemplary executive talent who are able to succeed in our fast-paced, rapidly evolving company	Motivate our executives to achieve our financial and strategic business objectives by paying them for performance

GOVERNANCE BEST PRACTICES:

• Majority independent Board	• Reasonable change in control protections

• Fully independent Compensation Committee	• No excise tax gross-ups

• Independent compensation consultant to the Compensation Committee	• Reasonable severance benefits

• No compensation policies and programs that give rise to excessive risks	• Limited executive perquisites and benefits

• Annual say-on-pay vote (receiving 98% support in 2022)	• No hedging or pledging permitted by executive officers, other employees, and directors

• Robust stock ownership guidelines for both executive officers and directors	• No repricing of stock options or stock appreciation rights

• Portion of compensation tied to ESG (as defined below) performance	• Majority vote director resignation policy

• Clawback of incentive-based compensation	• No single-trigger vesting of equity awards that are assumed in the event of a change in control

• Reasonable Board tenure and refreshment efforts	• Regular executive sessions of independent directors

• Independent chairperson of the Board	• Committed to sustainable business practices

• Annual self-evaluation of Board and committees

We strive to pay our executives based on performance.

•Almost 90% of our targeted 2022 compensation for our Chief Executive Officer was in the form of performance-based bonuses or long-term equity awards.
•Based on our operating results in 2022, the Compensation Committee approved payouts of 94%, 80%, and 123% of target for the annual cash incentive bonus for the Enterprise, Crocs Brand, and HEYDUDE Brand scorecards, respectively. The Compensation Committee also approved 90% of target for the performance-based restricted stock units. These performance-based awards were earned by our executives as our Company strived to achieve improvements in financial and operational performance against pre-established performance goals set by the Compensation Committee.
•The Compensation Committee approved changes to our annual cash incentive plan and long-term incentive program designs in 2022. Our annual cash incentive plan is now comprised of enterprise- and brand-specific scorecards, depending on a particular named executive officer’s role within the Company.

Please see the “Compensation Discussion and Analysis” section below for more information on our executive compensation program.

The Board recommends a vote “FOR” the advisory vote to approve the compensation of the Company’s named executive officers.

Proposal 4 - Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers (page 57)

We are required to hold an advisory vote on the frequency of the advisory vote to approve the compensation of our named executive officers every six years. When we last held this vote in 2017, our stockholders selected a frequency of every year. We have held an advisory vote on the compensation of our named executive officers every year since 2011. We believe that continuing to hold an advisory vote on an annual basis is in the best interest of our stockholders.

The Board recommends a vote for a frequency of “EVERY YEAR” for future advisory votes to approve the compensation of our named executive officers.

CROCS, INC.
13601 Via Varra
Broomfield, Colorado 80020
_______________________________________________________________________

2023 ANNUAL MEETING OF STOCKHOLDERS
_______________________________________________________________________

PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING

Why did I receive these proxy materials?

Crocs, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”) is providing these proxy materials in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 20, 2023 at 9:30 a.m. Eastern Time, online at www.virtualshareholdermeeting.com/CROX2023, or at any postponement or adjournment thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CROX2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Only stockholders with a valid 16-digit control number will be able to attend the Annual Meeting, vote, and ask questions.

This proxy statement will first be made available to stockholders on or about April 27, 2023.

Under the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders over the Internet, rather than mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2023. This proxy statement and our 2022 annual report to stockholders are available at www.proxyvote.com.

What is contained in this proxy statement?

This proxy statement relates to proposals to be voted on at our Annual Meeting, the process for voting, our Board and committees of our Board, information about the compensation of our directors and certain executive officers for the year ended December 31, 2022, as well as other important information. We encourage you to read this entire proxy statement prior to voting your shares.

Who is entitled to vote?

Stockholders of record of our common stock at the close of business on April 21, 2023 are entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were 62,025,478 shares of our common stock outstanding, for aggregate votes of 62,025,478 (or one vote per share) on all matters at the Annual Meeting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, trustee, bank, or other holder of record to obtain your 16-digit control number or otherwise vote through the broker, trustee, bank, or other holder of record. Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting, vote, and ask questions. The Annual Meeting webcast will begin promptly at 9:30 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:15 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

What constitutes a quorum at the Annual Meeting?

A quorum is required to conduct business at the Annual Meeting. The holders of a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors must be present in person, or by remote communication, or by proxy at the Annual Meeting in order for a quorum to exist. Abstentions and broker non-votes count as present for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have the authority to do so without instructions from the beneficial owner. Shares represented by proxies that are marked withhold with respect to the election of our Class III directors will be counted as present in determining whether there is a quorum.

What am I voting on?

We are asking for your vote on the following three proposals at the Annual Meeting:
1.The election of the two Class III director nominees named in this proxy statement to serve until the 2026 Annual Meeting of Stockholders.
2.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
3.An advisory vote to approve the compensation of our named executive officers.
4.An advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers.

How do I vote?

Vote by Internet

If you are a stockholder of record, you may vote your proxy over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if you requested printed copies of our proxy materials, by following the instructions on the printed proxy card you received. Most beneficial stockholders (“street name” holders) may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

Vote by Telephone

If you are a stockholder of record, you may vote your proxy by touch-tone telephone from within the U.S. by following the instructions on the Notice of Internet Availability of Proxy Materials or, if you requested printed copies of the proxy materials, by following the instructions on the printed proxy card. Most beneficial stockholders (“street name” holders) may vote by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks, or other nominees.

Vote by Mail

If you are a stockholder of record, you may vote your proxy by mail by requesting printed proxy cards, completing, signing, and dating the printed proxy cards and mailing them in the postage-paid envelope that will accompany the printed proxy materials. Beneficial owners (“street name” holders) may vote by completing, signing, and dating the voting instruction form provided and mailing it in the postage-paid envelopes accompanying the voting instruction forms.

What if I don’t provide voting instructions?

If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by our Board. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, your broker, trustee, bank, or other holder of record may not vote your uninstructed shares on any proposal other than Proposal 2.

Vote online by attending the Annual Meeting

All stockholders as of the close of business on April 21, 2023, the record date, can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/CROX2023. If you are a beneficial owner who does not have a control number, you may gain access to the Annual Meeting by logging into your brokerage firm’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by your broker, trustee, bank, or other holder of record. Even if you plan to attend the Annual Meeting online, we recommend that you also vote either by Internet, by telephone, or by mail so that your vote will be counted if you later decide not to attend.

How can I attend and vote at the Annual Meeting?

This year’s Annual Meeting will be held entirely online live via audio webcast. In structuring our virtual Annual Meeting, our goal is to enhance stockholder participation. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person, and we believe the virtual Annual Meeting accomplishes this goal. We aim to provide a consistent experience to all stockholders regardless of their geographic location. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CROX2023. If you were a stockholder as of the record date for the Annual Meeting and you have your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.

Due to the impact of the COVID-19 pandemic, we have held our annual meetings of stockholders by means of remote communications only (i.e., a virtual-only annual meeting) since 2020. Based on our experiences at those meetings, we believe our virtual Annual Meeting format offers stockholders the same opportunities to participate as an in-person Annual Meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the Annual Meeting by means of remote communications only.

A summary of the information you need to attend the Annual Meeting online is provided below:

•To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
•The Annual Meeting webcast will begin promptly at 9:30 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:15 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
•The virtual meeting platform is fully supported across browsers (Chrome, Firefox, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CROX2023.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/CROX2023 on the day of the Annual Meeting.
•If you want to submit your question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CROX2023, type your question into the “Ask a Question” field, and click “Submit.”
•The question and answer session will also include questions submitted in advance of the Annual Meeting. You may submit a question in advance of the Annual Meeting at www.virtualshareholdermeeting.com/CROX2023.
•Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. We have designed the format of the virtual Annual Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting. Any questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at www.crocs.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, trustee, bank or other holder of record to obtain your 16-digit control number or otherwise vote through the broker, trustee, bank or other holder of record. Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting, vote, and ask questions.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

What vote is required for the proposals to pass?

If a quorum is present at the Annual Meeting, the following vote is required for approval of each matter to be voted on.

Proposal 1 - Election of Directors The two Class III director nominees receiving the highest number of “for” votes cast online at the Annual Meeting or by proxy at the Annual Meeting will be elected as directors. Proxies marked withhold and broker non-votes will have no effect on the outcome of this proposal. Cumulative voting is not permitted. See “Corporate Governance—Majority Vote Director Resignation Policy” (below) regarding the requirement that director nominees tender their resignation if they receive a greater number of votes “withheld” from their election than votes “for” such election.

Proposal 2 - Ratification of Appointment of Deloitte & Touche LLP The affirmative vote of a majority of the voting power of the shares present in person, or by remote communication, or by proxy and entitled to vote on the proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 3 - Advisory Vote to Approve the Compensation of our Named Executive Officers The affirmative vote of a majority of the voting power of the shares present in person, or by remote communication, or by proxy and entitled to vote on the proposal is required to approve the advisory resolution to approve the compensation of our named executive officers. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 4 - Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Directors The voting frequency option that receives the highest number of votes cast by the holders of the shares present in person, or by remote communication, or by proxy and entitled to vote on the proposal will be deemed the frequency for the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Approval of All Other Proposals With respect to any other matters properly brought before the Annual Meeting, the affirmative vote of a majority of the voting power of the shares present in person, or by remote communication, or by proxy and entitled to vote on such proposals will be the act of the stockholders. Abstentions will have the effect of voting against these proposals. Broker non-votes will have no effect on the outcome of these proposals.

What are the Board’s Recommendations?
Our Board’s recommendation is set forth together with the description of each proposal. In summary, our Board recommends a vote:

•FOR the election of each of the Class III director nominees (Proposal 1);

•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal 2);

•FOR the advisory vote to approve the compensation of our named executive officers (Proposal 3); and
•For a frequency of EVERY YEAR for future advisory votes to approve the compensation of our named executive officers (Proposal 4).

What if I don’t provide voting instructions?

Whether or not you are able to personally attend the Annual Meeting online, you are encouraged to vote your shares as instructed in the Notice of Internet Availability of Proxy Materials. Shares represented by properly executed methods, and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting as directed in the proxy. If no directions are specified, such proxies will be voted FOR each of Proposals 1, 2, and 3, for a frequency of EVERY YEAR for Proposal 4, and in the best judgment of the proxy holders as to other matters that may properly come before the Annual Meeting.

If your shares are held in the name of a bank or brokerage firm, your bank or broker will send you a separate package describing the procedures and options for voting your shares. You should follow the instructions provided by your bank or brokerage firm. On routine matters, such as the ratification of the appointment of our independent registered public accounting firm, your broker will vote your shares for you at his or her discretion if you do not instruct your broker how to vote. For non-routine matters, which include all other matters to be voted upon at the Annual Meeting, your broker may not vote your shares without specific voting instructions from you.

Can I change my vote after I have voted?

Any stockholder giving a proxy has the power to revoke the proxy, or change the proxy, at any time before the proxy is voted at the Annual Meeting by (i) re-voting online at www.proxyvote.com or by telephone, (ii) sending another properly executed proxy bearing a later date or a written notice of revocation of the proxy to Corporate Secretary, Crocs, Inc., 13601 Via Varra, Broomfield, Colorado 80020, or (iii) attending the Annual Meeting online and voting by following the instructions at www.virtualshareholdermeeting.com/CROX2023.

Your attendance at the Annual Meeting online will not, by itself, constitute revocation of your proxy.

How will the votes be counted?

A representative of Broadridge, our inspector of election, will tabulate and certify the votes.

Who pays for the solicitation of proxies for the Annual Meeting?

Our Board is soliciting the proxies for the Annual Meeting. We will bear the entire cost of this proxy solicitation. We have retained the services of Okapi Partners LLC (“Okapi Partners”), a professional proxy solicitation firm, to aid in the solicitation of proxies. Okapi Partners may solicit proxies by personal interview, mail, telephone, facsimile, email or otherwise. We will pay Okapi Partners its customary fee, estimated to be approximately $10,500, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We may also reimburse brokers, custodians, nominees and other fiduciaries for normal handling charges incurred for forwarding proxy materials to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, email or otherwise by our directors, officers and other employees, who will receive no additional compensation for such services.

Why hold a virtual meeting?

We believe the virtual Annual Meeting offers the same participation opportunities as an in-person Annual Meeting. Due to the impact of the COVID-19 pandemic, we have held our annual meetings of stockholders by means of remote communications only (i.e., a virtual-only annual meeting) since 2020. Based on our experiences at those meetings, we believe our virtual Annual Meeting format offers stockholders the same opportunities to participate as an in-person Annual Meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the Annual Meeting by means of remote communications only.

How can I find the results of the voting after the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
PROPOSAL 1 - ELECTION OF DIRECTORS
Board Composition
Our Board currently consists of eight members divided into three classes, with each director elected to a three-year term. Under our amended and restated bylaws, each of our directors holds office until his or her successor has been elected and qualified or until such director’s earlier resignation or removal.

Class III terms expire at the 2023 annual meeting:
Thomas J. Smach
Beth J. Kaplan
Class I terms expire at the 2024 annual meeting:
Ronald L. Frasch
Andrew Rees
Charisse Ford Hughes
Class II terms expire at the 2025 annual meeting:
Ian M. Bickley
Tracy Gardner
Douglas J. Treff

At each annual meeting of stockholders, the successors to directors whose terms expire at such meeting will be elected, or such directors will be re-elected, and will serve from the time of election and qualification until the third annual meeting following their election or until their successors are duly elected and qualified. The current authorized number of directors is eight. The authorized number of directors may be changed by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board can be filled by resolution of the Board.

Upon the recommendation of the Governance and Nominating Committee, the Board has nominated Ms. Kaplan and Mr. Smach for re-election as Class III directors to serve for a three-year term expiring at the 2026 annual meeting of stockholders.

A stockholder cannot vote for more than two nominees. Each of the director nominees has consented to serve for a three-year term. We do not contemplate that either of the nominees will be unable to stand for election, but should either nominee become unable to serve or will not serve for any reason, all proxies will be voted for the election of a substitute nominee as the Board may recommend.

There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of our Company. There are no family relationships among our executive officers and directors.

Director Nomination Process and Director Qualifications

The Governance and Nominating Committee’s process for identifying potential director candidates and the factors considered by the Governance and Nominating Committee in evaluating potential candidates are described below. In identifying potential director candidates, the Governance and Nominating Committee relies on recommendations from a number of sources, including current directors and officers. The Governance and Nominating Committee may also hire outside consultants, search firms, or other advisors to assist in identifying director candidates. We do not have a separate policy regarding director candidates recommended by stockholders, but the Governance and Nominating Committee will consider director candidates recommended by stockholders on the same basis as it considers other candidates. Any stockholder wishing to recommend a candidate for consideration by the Governance and Nominating Committee may do so by submitting a written recommendation to the Governance and Nominating Committee in accordance with the procedures set forth under “Stockholder Proposals and Nominations.”

In evaluating a director candidate, our Governance and Nominating Committee considers, among other things, the candidate’s judgment, knowledge, personal and professional integrity, ethics and values, diversity, expertise, business and industry experience, and other expertise, which is likely to enhance the Board’s ability to govern our affairs and business. We do not have a separate policy regarding consideration of diversity in identifying director nominees, but the Governance and Nominating Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess a broad perspective and the appropriate talent, skills, and expertise to oversee our business. For example, over the last three years, the Board added Ms. Beth J. Kaplan, Ms. Charisse Ford Hughes, and Ms. Tracy Gardner to the Board, and the Board believes they have provided valuable experience and insight, along with additional gender and racial diversity to the Board. The Governance and Nominating Committee also takes into account independence requirements imposed by law or regulations (including the Nasdaq listing standards). In the case of director candidates recommended by stockholders, the Governance and Nominating Committee may also consider the number of shares held by the recommending stockholder, the length of time that such shares have been held and the relationship, if any, between the recommending stockholder and the recommended director nominee.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE-NAMED NOMINEES FOR DIRECTOR.

Class III Director Nominees

Thomas J. Smach (Class III)	Mr. Smach, age 62, has served as the Chairperson of the Board since June 2011, and as a member of the Board since April 2005. Since 2008, Mr. Smach has been a co-founding partner of Riverwood Capital Management, a private equity firm. From January 2005 to June 2008, Mr. Smach served as the Chief Financial Officer of Flextronics International (“Flextronics”), a Nasdaq-listed electronics manufacturing services (“EMS”) provider. From April 2000 to December 2004, Mr. Smach served as Senior Vice President-Finance of Flextronics. From 1997 to April 2000, he served as the Senior Vice President, Chief Financial Officer and Treasurer of The Dii Group, Inc., an EMS provider and publicly-traded company that merged with Flextronics in early 2000. In addition to currently serving on the board of various private companies around the world, Mr. Smach also served on the board of various public companies in both the United States and Germany. Mr. Smach is a certified public accountant (inactive).

Mr. Smach has extensive accounting and financial management experience having served as the chief financial officer of global public companies and on the Boards of both public and private companies. In addition, Mr. Smach has significant experience with international manufacturing and business from his leadership positions at Riverwood Capital Management and Flextronics. This experience is useful in light of our international operations. Mr. Smach also has substantial experience in mergers and acquisitions as well as capital market transactions. Further, Mr. Smach is well versed in SEC compliance and risk oversight, which makes him particularly well suited to serve on our Audit Committee and as the Board’s Chairperson.

Beth J. Kaplan (Class III)	Ms. Kaplan, age 65, has served as a member of the Board since January 2020. She is a venture partner at Revolution Ventures and is the managing member of Axcel Partners, LLC, a venture capital firm investing in early stage and growth companies, since 2001. Ms. Kaplan served as President and Chief Operating Officer at Rent the Runway, Inc., a Nasdaq-listed e-commerce apparel company, from 2013 to 2015 and has served on its Board of Directors since February 2014 and also serves as chair of its Compensation Committee and on its Audit Committee. She has also served on the board of Brilliant Earth Group, Inc., a Nasdaq-listed digital-first jewelry company (“Brilliant Earth”) since October 2020 and serves as chair of its Compensation Committee and on its Nominating and Corporate Governance Committee. She has served on the Boards of several early stage growth companies, including Care/of (which is majority owned by Bayer, Inc.) since 2018 and Coopers Hawk since 2020, and she served on the Board of Framebridge (which is owned by Graham Holdings) from 2016 to 2020. Previously, Ms. Kaplan served as President and Chief Merchandising and Marketing Officer, and as a director, at General Nutrition Centers (“GNC”) from 2008 to 2011, where she played an integral role in GNC’s 2011 initial public offering. Prior to GNC, Ms. Kaplan served as Executive Vice President and General Manager at Bath & Body Works, LLC from 2002 to 2005, Executive Vice President of Marketing and Merchandising at Rite Aid Corporation from 1996 to 1999, and President and General Manager of the U.S. Cosmetics and Fragrance division at The Procter & Gamble Company. Ms. Kaplan served as a member of the Board of Directors of Meredith Corporation, a publicly traded media conglomerate, from January 2017 until December 2021 and was formerly the Chairperson of the Human Resource and Compensation Committee and a member of its Finance/Audit Committee. In addition, Ms. Kaplan joined the board of Howard Hughes Corporation, a publicly traded commercial, residential and mixed-use real estate company, in December 2017 and currently serves on its Audit and Risk Committees and is the chairperson of its Nominating and Governance Committee.

Ms. Kaplan has decades of executive experience in consumer products, retail, and digital commerce and brings valuable perspective to the Board and management in terms of understanding consumer trends, brand management and operational expertise. Ms. Kaplan also has public board experience, and serves on multiple audit and risk committees.

Information About Continuing Directors

Class I Directors

Ronald L. Frasch (Class I)
Mr. Frasch, age 74, has served as a member of the Board since October 2006 and served as our Lead Director from November 2012 to January 2016. Mr. Frasch has been the founder of Ron Frasch Associates, an industry consulting firm, since 2014. Previously, he served as Operating Partner at Castanea Partners, a private equity firm, from February 2014 until June 2019. From June 2014 to June 2015, Mr. Frasch served as a director of EVINE Live, Inc., a Nasdaq-listed digital commerce company. Mr. Frasch also has served as a director of Burberry Ltd. since 2017. Mr. Frasch served as President and Chief Merchandising Officer of Saks Fifth Avenue, a division of Saks, Incorporated, a NYSE-listed luxury fashion retailer, from February 2007 until the merger of Saks, Incorporated with Hudson’s Bay Company in November 2013. From November 2004 until January 2007, he held the post of Vice Chairperson and Chief Merchant of Saks Fifth Avenue. From January 2004 to November 2004, he was employed by Saks in a non-executive capacity. From April 2000 to January 2004, Mr. Frasch served as Chairperson and Chief Executive Officer of Bergdorf Goodman (a subsidiary of Neiman Marcus Group, Inc.) and served as President of GFT North America (a subsidiary of Gruppo GFT, based in Turin, Italy, a global producer, marketer, and distributor of fine men’s and women’s clothing, sportswear, and furnishings) from 1996 to 2000. Mr. Frasch also served as President and Chief Executive Officer of Escada USA from 1994 to 1996.

Mr. Frasch has extensive executive expertise in the fashion retail industry, which is valuable to the Board and management in understanding the consumer retail and fashion industry, including current buying trends by our wholesale customers.

Andrew Rees (Class I)	Andrew Rees, age 56, has served as a member of the Board since June 2017 and is currently the Chief Executive Officer and Principal Executive Officer of Crocs, Inc., overseeing the brands’ global strategy and operations. Mr. Rees joined Crocs as President in June 2014, and became Chief Executive Officer in June 2017. Mr. Rees has more than 25 years of experience in the footwear and retail industry. Prior to joining Crocs, Mr. Rees served as Managing Director of L.E.K. Consulting in Boston where he founded and led the firm’s Retail and Consumer Products Practice for 13 years. While at L.E.K., Mr. Rees served as a consultant for Crocs from 2013 to 2014, supporting the development and execution of the Company’s strategic growth plan. Previously, Mr. Rees served as Vice President of Strategic Planning and Vice President of Retail Operations for Reebok International. He also held a variety of positions at Laura Ashley from 1994 to 1996.

Mr. Rees has extensive executive expertise in the footwear and retail industry and day-to-day knowledge of our operations as Chief Executive Officer.

Charisse Ford Hughes (Class I)
Charisse Ford Hughes, age 52, has served as a member of the Board since September 2020 and is currently the Senior Vice President and Chief Brand & Advanced Analytics Officer of Kellogg Company (“Kellogg”), a role she has held since March 2022. Prior to this role, Ms. Ford Hughes served as the Senior Vice President and Global Chief Marketing Officer of Kellogg from September 2020 to March 2022. Before joining Kellogg, Ms. Ford Hughes served as Chief Marketing Officer for the Americas region of Pandora Jewelry from January 2015 to September 2020. Ms. Ford Hughes has also held senior marketing and leadership positions at consumer brands including Estée Lauder Companies, Inc. (from August 2005 to July 2014), Avon Products, Inc. (from 2001 to 2005), and the Sara Lee Corporation (from 1997 to 2001). Ms. Ford Hughes currently serves on the board of Delivering Good, Inc. and as a board advisor to Prelude Growth Partners and Pixability, a video advertising platform company. She earned an undergraduate degree in Finance from Howard University and her MBA in Finance and Marketing from the J.L. Kellogg School of Management at Northwestern University.

Ms. Ford Hughes has decades of executive experience in global brand strategy, marketing, consumer insights, retail, and digital commerce. Ms. Ford Hughes brings valuable perspective to the Board and management in terms of understanding consumer trends, brand management, data and digital marketing, and omni-channel retail.

Class II Directors

Ian M. Bickley (Class II)	Mr. Bickley, age 59, has served as a member of the Board since April 2015. Mr. Bickley has served as the interim CEO of The Body Shop, owned by Natura & Co. Holding S.A., a NYSE-listed Brazilian global beauty and cosmetics company, since April 2023. Mr. Bickley served as an Executive Officer of Tapestry, Inc. (“Tapestry”), a NYSE-listed house of modern luxury lifestyle and accessory brands including Coach, Kate Spade, and Stuart Weitzman, until December 2018. Mr. Bickley held a number of executive roles at Tapestry (formerly Coach, Inc.) between 1993 and 2018. From July 2017 to December 2018, Mr. Bickley served as President, Global Business Development and Strategic Alliances for Tapestry. Prior to his last role with Tapestry, he served as President, International Group for Coach from August 2013 to July 2017, President, Coach International from February 2006 to August 2013, President and Chief Executive Officer of Coach Japan from August 2001 to February 2006, Vice President, Coach Japan from 1997 to 2001 and other successively senior positions since joining in 1993. He has served on the Board of Directors, Audit Committee, and Nominating and Corporate Governance Committee of Brilliant Earth since June 2021 and as a strategic advisor for Mycoworks Inc., a biotechnology company, since June 2021. Mr. Bickley served on the Board of Directors and Strategy Committee of Natura & Co. Holding S.A. from April 2019 to April 2023.

Mr. Bickley brings more than 25 years of global multi-channel fashion and lifestyle brand building and distribution experience to the Board. At Tapestry, Mr. Bickley was an important leader and architect in the global expansion of the Coach brand in addition to the transformation of the company into a global multi-brand business and organization with three brands, more than 21,000 employees, and distribution in over 70 countries. His experience provides the Board with significant perspective and insight into the development of global brands, multi-channel retailing, and emerging market and channel opportunities.

Tracy Gardner (Class II)	Ms. Gardner, age 59, has served as a member of the Board since June 2021. She has served as Principal of Tracy Gardner Consultancy since 2010. Previously, Ms. Gardner served as Chief Executive Officer of dELiA*s Inc., an omni-channel retail company, primarily marketing to teenage girls, from 2013 to 2014. dELiA*s Inc. filed voluntary petitions for relief under Chapter 11 in December 2014. Prior to that time, she held a number of leadership roles at J. Crew Group, Inc. from 2004 to 2010, where she ultimately served as President. From 1999 to 2004, she held various positions with Gap Inc. (“Gap”). She also served as a director of Lands’ End from 2014 to 2015. Ms. Gardner has served on the Board of Directors of Gap since November 2015 and currently serves as the chairperson of its Compensation & Management Development Committee. Additionally, Ms. Gardner has served on the Board of Directors of Rowan, a privately-held ear piercing and jewelry omnichannel business, since December 2021.

With over 30 years of experience, Ms. Gardner is a retail industry veteran who brings deep product and operational expertise and experience to the Board as an operator, merchant, creative director and leader in growing multi-channel brands.

Douglas J. Treff (Class II)	Mr. Treff, age 65, has served as a member of the Board since June 2016. He currently serves as the Senior Vice President and Chief Financial Officer of World Vision, Inc., an international relief and development organization. He served as Executive Vice President and Chief Administrative Officer of Payless Holdings, Inc. from September 2007 to July 2015 and also as its Chief Financial Officer from 2012 to 2015. Payless declared bankruptcy in 2017 subsequent to Mr. Treff’s departure. Mr. Treff served as Executive Vice President and Chief Administrative Officer of Sears Canada Inc. from 2006 to 2007, having been seconded to Sears Canada from Sears Holdings. Mr. Treff served as the Senior Vice President and Chief Financial Officer of Deluxe Corporation from 2000 to 2006. From 1990 to 2000, he held Chief Financial Officer and other leadership roles in finance at Wilsons The Leather Experts Inc., including serving as Vice President, Finance of Wilsons since 1993 and as Chief Financial Officer and Assistant Secretary since 1996.

Mr. Treff brings significant knowledge and expertise in accounting, finance, information technology, and operations in the global retail industry. As a chief financial officer or chief administrative officer for more than 20 years, Mr. Treff has extensive experience in SEC reporting, risk management and the footwear industry, which makes him well suited to serve as the chairperson of our Audit Committee. This experience provides the Board with significant expertise and perspective relating to financial management, audit committee oversight, and global retail operations.

CORPORATE GOVERNANCE

We are committed to maintaining sound corporate governance practices. The Board has formalized several policies, procedures and standards of corporate governance, including our Corporate Governance Guidelines, some of which are described below. We continue to monitor best practices and legal and regulatory developments with a view to further evolving our governance policies and procedures, as appropriate.

Corporate Governance Guidelines
Our Corporate Governance Guidelines (the “Corporate Governance Guidelines”) are designed to assure the continued vitality of the Board and excellence in the execution of its duties. Our Corporate Governance Guidelines establish the practices and procedures of the Board with respect to Board composition and member selection, Board independence, Board meetings and involvement of senior management, management succession planning, Board committees and the evaluation of senior management and the Board. The Board periodically reviews our Corporate Governance Guidelines and updates them as necessary to reflect improved corporate governance practices and changes in regulatory requirements. A copy of our Corporate Governance Guidelines is available in the “Investor Relations” section of our website at www.crocs.com.

Majority Vote Director Resignation Policy
Our Corporate Governance Guidelines contain a Director Resignation Policy. Under this policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation to the Board following certification of the stockholder vote. Within 90 days following the certification of the vote, the independent directors on the Board would consider the offer of resignation and determine whether to accept or reject the tendered resignation. This policy does not apply in contested elections.

Director Independence
Nasdaq listing standards require that the Board consist of a majority of independent directors. The Board has determined that Messrs. Bickley, Frasch, Smach, and Treff and Mss. Ford Hughes, Gardner and Kaplan are independent directors as defined by Nasdaq listing standards.
The Board makes a determination regarding the independence of each director annually based on relevant facts and circumstances. Applying the standards and independence criteria defined by the Nasdaq listing standards, the Board has made a determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

Annual Evaluations of the Board and Board Committees

Each year, through the Governance and Nominating Committee, the Board, and each Board committee conducts self-evaluations to assess their respective performances and consider potential areas of improvement. The assessments focus on the effectiveness of the Board and each Board committee, assessed against their respective responsibilities as set forth in the Corporate Governance Guidelines and each committee charter. Directors consider matters such as fulfillment of the Board’s and their individual primary responsibilities, effectiveness of discussion and debate at meetings, the quality and timeliness of Board and Board committee materials and presentations, the composition of the Board and each Board committee (including experience, skills and independence of members), and effectiveness of the Board’s and each Board committee’s processes. Responses are reviewed and shared with the Chair of the Board and the chairs of the respective Board committees, and appropriate responsive actions are considered as necessary.

Communicating with Directors
Stockholders or other interested parties who wish to communicate with the Board or with specified individual directors may do so by mailing such written communication to: Corporate Secretary, Crocs, Inc., 13601 Via Varra, Broomfield, Colorado 80020. The Corporate Secretary will review all correspondence and will forward to the Board or an individual director a summary of the correspondence received and copies of correspondence that the Corporate Secretary determines is required to be directed to the attention of the Board or such individual director. Our Corporate Secretary reserves the right not to forward to Board members any inappropriate materials. The Board or any individual director may at any time request copies and review all correspondence received by the Corporate Secretary that is intended for the Board or such individual director.

Board Leadership
The Board does not have a formal policy regarding separation of the roles of Chief Executive Officer and Chairperson of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. The Board has, however, determined that an independent director serving as Chairperson is in the best interests of our stockholders at this time. This structure ensures a greater role of independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations. The Board believes this split structure recognizes the time, effort, and energy the Chief Executive Officer is required to devote to the position in the current business environment, as well as the commitment required to serve as the Chairperson.

Risk Oversight
The full Board is actively involved in oversight of risks that could affect us. The Board implements its risk oversight function both as a whole and through delegation to its committees. These committees meet regularly and report back to the full Board. Our risk oversight framework also aligns with our disclosure controls and procedures. For example, our quarterly and annual financial statements and related disclosures are reviewed by management, including our VP, Global Controller, all of whom participate in the risk assessment practices described below. Our Chief Executive Officer and our Chief Financial Officer then receive a report from management and the external auditor before the financial statements are reviewed with the Audit Committee and Board, approved, and then filed.
The Audit Committee has primary oversight responsibility with respect to financial risks as well as oversight responsibility for our overall risk assessment and risk management policies and systems. The Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints relating to accounting and auditing matters and oversees our management of legal and regulatory compliance systems. The Audit Committee regularly interacts with our accounting and legal personnel, internal audit team, and our outside auditors in fulfillment of this oversight function. Our Audit Committee also oversees risks related to our information technology systems, processes, and procedures, including risk related to cybersecurity.
The Compensation Committee oversees risks relating to our compensation plans and programs. The Compensation Committee has reviewed and considered our compensation policies and programs in light of the Board’s risk assessment and management responsibilities and will do so in the future on an annual basis. The Compensation Committee believes that we have no compensation policies and programs for our executives and other employees that give rise to risks reasonably likely to have a material adverse effect on us. The Compensation Committee also, on at least an annual basis, considers and evaluates the independence and potential conflicts of interest of its advisors, including its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”).
The Governance and Nominating Committee oversees risks associated with corporate governance and related matters as well as the structure and performance of the Board and its committees.
The Chief Legal and Risk Officer and/or the enterprise risk team regularly reports as needed to the chief compliance officer and is charged with oversight of our enterprise risk management program, which is an ongoing, enterprise-wide program designed to enable effective and efficient identification of, and management visibility into, critical enterprise risks over the short-, intermediate-, and long-term, and to facilitate the incorporation of risk considerations into decision making across the Company, and assessing and managing our legal, regulatory, and other compliance obligations on a global basis. In particular, we believe our enterprise risk management program helps clearly define risk management roles and responsibilities, brings together management to discuss risk, promotes visibility and constructive dialogue around the risks relevant to our strategy and operations and helps facilitates appropriate risk response strategies at the Board, committee, and management levels across our Company. The Chief Legal and Risk Officer regularly reports to the Audit Committee and other relevant committees of the Board, regarding our enterprise risk management program, including information security matters, and legal and compliance affairs. The Chief Legal and Risk Officer and the Chief Financial Officer also coordinate the day-to-day risk management process and report directly to the Audit Committee. The internal audit team performs an enterprise risk assessment annually, and updates the Audit Committee and other relevant committees of the Board regarding our risk analyses, assessments, risk mitigation strategies, and activities. For certain risks, we may apply a longer-term lens of review, monitoring, and mitigation activities, upon assessing potential impacts to our business in partnership with other internal functions and with input from industry data sources and benchmarking conversations.

From time to time, we also utilize industry information sources, such as professional services firms or subscription resources, to assess trends and benchmarking data relevant to our industry to assist in determining certain risk trends and changes. Management then develops response plans for risks categorized as requiring management focus based on performance indicators and monitors other identified risk areas. Senior management provide reports on the risk portfolio and risk response efforts to other members of senior management and to the Audit Committee.

We operate a risk-based cybersecurity program dedicated to protecting the confidentiality, integrity, and availability of our information. We utilize a layered approach in protecting against, and the detection of, cyber-attacks, and leverage outside partnerships to gain intelligence on threats and continue to adjust our protection mechanisms to be effective. We also use state-of-the-art technology to monitor systems for anomalous behavior. In the event an incident were to occur, a Security Incident Response Team would be convened that consists of members from many functions, including legal counsel. We also have an information security risk insurance policy that would defray the costs of an information security breach and an information security training and compliance program in place. Although we have numerous controls to protect against common attacks, some attacks may still be effective. Our controls are designed to detect, triage and eradicate these attacks. Over the past three years, there have been no known material breaches, and no expenses related to the investigation of such breaches. Senior management also updates the Audit Committee at least annually, or more frequently as needed, regarding our directors and officers insurance coverage and on matters regarding certain financial risks.

Climate change is a serious concern that warrants meaningful action on a global basis. We believe it is important to address climate change not only as a risk and moral imperative but also a business opportunity to imaginatively innovate products that help our customers and communities thrive in a carbon-constrained world. Management considers risks as identified by the Financial Stability Board Task Force on Climate-related Financial Disclosures in its risk management process. Management assesses the significance of environmental and climate-related risks and provides regular updates to the Board and Directors and ESG Committee.

Risk Oversight (continued)

The ESG Committee provides oversight of our ESG strategy, policies, and practices, including those related to climate change. We are committed to reducing our impact on the environment and are particularly focused on carbon reduction, sustainable operations, and product circularity. Further details can be found in our annual ESG Report available on the Investor Relations section of our website located at www.crocs.com. The content provided in our ESG Report or accessible through our website is not incorporated by reference as part of this proxy statement.

Worldwide Code of Ethics and Committee Charters
We have adopted a Worldwide Code of Ethics that applies to all directors and employees, including our principal executive, financial, and accounting officers. The Worldwide Code of Ethics is posted in the “Investor Relations” section of our website at www.crocs.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Worldwide Code of Ethics that apply to our directors and principal executive, financial, and accounting officers by posting such information on our website. The Audit Committee charter, Compensation Committee charter, Governance and Nominating Committee charter, and ESG Committee charter are also available in the “Investor Relations” section of our website at www.crocs.com. Any person may request a copy of the Worldwide Code of Ethics or committee charters free of charge by submitting a written request to: Corporate Secretary, Crocs, Inc., 13601 Via Varra, Broomfield, Colorado 80020.

Environmental, Social, and Governance (“ESG”) Initiatives

As one of the world’s largest footwear companies, we strive to make a positive impact on the global footwear industry, for people, and for our planet. An explanation of our progress toward more transparent, socially conscious, and sustainable business practices is provided in our fiscal year 2022 ESG report. Our ESG report is available on the Investor Relations section of our website located at www.investors.crocs.com. Except where specified otherwise, all information in the ESG report and below ESG discussion pertains to Crocs, Inc. as of December 31, 2022. The content provided in our ESG report or accessible through our website is not incorporated by reference as part of this proxy statement.

The Environmental, Social and Governance Steering Committee (“ESG Committee”) oversees and evaluates the ESG risks, opportunities, and key performance indicators material to our Company as well as stockholder concerns. We intend to continuously advance our business practices towards our goal of consistently delivering products that exceed customer and consumer expectations with neither undue degradation to the planet nor harm to the communities with which we interact globally as part of our effort to create a more comfortable world for all. We believe the progress of our ESG efforts is best understood by disclosing measurable and relevant goals and metrics, and, to this end, we continue to align our reporting with the Sustainability Accounting Standards Board (“SASB”) framework.

Environmental

We are committed to reducing our impact on the environment and are particularly focused on carbon reduction, sustainable operations, and product circularity.

In 2022, we completed our first Greenhouse Gas inventory of the Crocs Brand based on 2021 data. We have updated our 2021 baseline and completed our 2022 Greenhouse Gas Inventory, inclusive of HEYDUDE, for the full enterprise emissions as we continue on our journey to Net Zero. With the addition of HEYDUDE to our portfolio in 2022, our new enterprise goal is to be Net Zero by 2040 through sustainable ingredients and packaging as well as responsible resource use and exploring innovative product afterlife solutions. In the past year, we continued the integration of a new, more sustainable bio-based alternative for our Croslite™ materials in partnership with Dow Chemical’s new ECOLIBRIUM™ Technology; renewed our membership with the Sustainable Apparel Coalition; and continued to enhance our tracking of our energy use, water use, and waste generation. More detail on these initiatives, as well as our ambitions, is provided in our ESG report.

Social

We believe we have among the most talented workforce in the footwear industry and continue to improve and implement new initiatives to remain an employer of choice across all of our businesses and geographies. These initiatives include pay transparency in hiring, offering employee training and developing leadership capabilities, enabling meaningful professional experiences, offering a compelling employee value proposition and fair wages, and creating a collaborative culture that “celebrates one-of-a-kinds and stands together with all different kinds.” Crocs, Inc. strives to create a culture of inclusion through progressive people-practices that support and empower all employees regardless of gender, age, race, ethnicity, national origin, disability, religion, immigration status, or sexual orientation, gender identity, or expressions. We are proud of the workplace culture we have created and will continue to engage our employees to hear where we still have room for improvement. To that end, our regular employee engagement scores continue to meet or surpass industry benchmarks and reflect a highly engaged global workforce.

Our efforts around inclusion, collaboration, and human rights extend through our supply chain. We work to ensure our products are sourced, produced, and delivered to our customers in a manner that upholds international labor and human rights standards, inclusive of occupational safety and chemical safety. In addition, we maintain numerous measures to ensure our supply chain complies with our Social Compliance Code of Conduct and Restricted Substances Policy, as well as with all local laws and customs regarding hiring practices, wages, and working conditions.

We also seek to extend the reach of our social and environmental standards through our global “Crocs Cares” program, through which we focus on providing shoes, funds, and employee time to support social inclusion and equality, and respond to our communities’ needs in times of crises. This is an ever-evolving program, informed by key stakeholder priorities. In 2022, Crocs, Inc. supported school students in the communities impacted by the Marshall Fire in Colorado, Ukrainian refugees, and frontline healthcare workers. Thanks to the generosity of our consumers and employees, we continued to generate donations to Feeding America, providing meals to families in need.

Governance

Strong corporate governance mechanisms, along with robust internal controls over our financial reporting framework, are the foundation for our ESG progress. In 2022, the Board formed an ESG Committee, comprised of three independent directors, overseeing our ESG efforts and receiving quarterly updates on the development of our ESG program. Specifically, the ESG Committee assists the Board in (i) carrying out the responsibilities delegated by the Board regarding the review and oversight of our goals, policies, procedures and disclosures related to sustainability and ESG matters and (ii) its oversight of the sustainability and ESG matters material to us, our employees, our communities, and the planet. Additionally, we regularly review our Enterprise Risk Management and Ethics & Compliance program frameworks to account for our social and environmental risks and opportunities, specifically including those related to climate change. All material findings and updates are elevated to and discussed with our Board, which includes 38% female and 13% historically underrepresented racial/ethnic members as of December 31, 2022. In 2022, Crocs, Inc. formalized its ESG/Sustainability department with a newly created VP, Global Head of Sustainability position reporting directly to our Chief Executive Officer.

We believe our employees are critical to the maintenance of strong corporate governance and, to that end, we continue to conduct annual in-person and online compliance trainings for all corporate employees, as well as retail and distribution center management. We also maintain a global ethics hotline, which is monitored by our Legal department, should any of our stakeholders identify concerns or have grievances.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During 2022, the Board met five times, and all directors who served during 2022 attended 75% or more of the aggregate of the (i) Board’s meetings and (ii) meetings of the Board committees on which they served, in each case, during the periods that he or she served as a director. We encourage, but do not require, our directors to attend the Annual Meeting of Stockholders. All of directors who served on the Board at the time attended our 2022 Annual Meeting of Stockholders.

We believe our Board should and does consist of individuals reflecting the diversity represented by our employees, customers and communities in which we operate. The below tables provide information related to the composition of our Board. Each of the categories listed in the below tables has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 21, 2023)

Total Number of Directors:	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
White	2	5	—	—

We believe our current Board is highly qualified and active, consisting of directors with a diverse set of relevant experience, qualifications, and skills. This table provides a summary view of the qualifications and attributes of each director.

Qualifications and Attributes	Ian M. Bickley	Charisse Ford Hughes	Ronald L. Frasch	Tracy Gardner	Beth J. Kaplan	Andrew Rees	Thomas J. Smach	Douglas J. Treff
CEO Experience	●		●	●		●
Corporate Governance/Ethics	●		●	●	●	●	●	●
Financial/Accounting Expertise			●	●	●		●	●
Public Company Board Service	●		●	●	●	●	●	●
Footwear/Retail Industry Experience	●	●	●	●	●	●		●
Independent	●	●	●	●	●		●	●
Global Management and Business Perspective	●	●	●	●	●	●	●	●
Consumer Product and Branding Expertise	●	●	●	●	●	●	●	●
Information Technology Expertise		●					●	●
Supply Chain and Manufacturing Expertise	●		●	●		●	●
Human Resources/Compensation Expertise	●				●		●
Gender or Racial Diversity		●		●	●
Demographic Background
Tenure (Years)	8	3	16	2	4	6	18	7
Age (Years)	59	52	74	59	65	56	62	65

Average Director Tenure: 8.0 Years	Average Director Age: 61.5 Years	Overall Diversity(1): 37.5%
(1) Gender or Racial Diversity.

Board Committees

The committees established by the Board and their current membership are set forth in the table below.

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee	Environmental, Social and Governance Steering Committee
Thomas J. Smach*	✓		✓
Ian Bickley	✓			✓
Charisse Ford Hughes				✓
Ronald L. Frasch		✓	✓**
Tracy Gardner		✓**
Beth J. Kaplan		✓	✓	✓**
Andrew Rees
Douglas J. Treff	✓**
* Chairperson of the Board
** Chairperson of the Committee

Audit Committee

The current members of the Audit Committee are Messrs. Treff (Chairperson), Bickley, and Smach. The Audit Committee met nine times in 2022. The functions of the Audit Committee include, among other things, oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the performance, qualifications, and independence of our independent auditors, and the performance of our internal audit function. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, termination, and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. The Audit Committee is also tasked with evaluating our significant information technology (“IT”) strategies, and oversight of management in its management of risks related to our IT systems, processes, and procedures, including risk related to cybersecurity. The purpose and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.

All of the members of the Audit Committee are independent, as determined in accordance with Nasdaq listing standards applicable to Audit Committee members and relevant federal securities laws and regulations. The Board has determined that Messrs. Treff and Smach each qualify as an “audit committee financial expert” as defined by the applicable regulations of the SEC.

Compensation Committee

The current members of the Compensation Committee are Mss. Gardner (Chairperson) and Kaplan, and Mr. Frasch. The Compensation Committee met five times in 2022. The Compensation Committee has overall responsibility for defining, articulating, evaluating, and approving our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies, and programs. The Compensation Committee is also responsible for approving our Compensation Discussion and Analysis for inclusion in this proxy statement. The purpose and responsibilities of our Compensation Committee are set forth in the Compensation Committee Charter.

All of the members of the Compensation Committee are independent, as determined in accordance with Nasdaq listing standards applicable to Compensation Committee members and relevant federal securities laws and regulations.

Pursuant to its charter, the Compensation Committee has the authority to, among other things: (i) establish, monitor, and approve our overall compensation strategy and philosophy; (ii) review and approve annually corporate goals and objectives relevant to the compensation of our Chief Executive Officer, and to approve our Chief Executive Officer’s compensation; (iii) oversee management’s decisions concerning the performance and compensation of other executive officers; (iv) oversee the compensation structure for our employees generally; (v) review and make recommendations to the Board with respect to the establishment of any new incentive compensation and equity-based plans; (vi) supervise the administration of our equity-based incentive plans, including the authorization of equity grants under such plans; (vii) review and recommend to the Board the terms of written employment agreements, post-employment consulting agreements and severance arrangements for executive officers; (viii) assist the Board in developing and evaluating potential candidates for executive officer positions and oversee the development of succession plans for executive officers; (ix) review and recommend to the Board compensation to be paid to our non-employee directors; and (x) review and evaluate the relationship between our incentive compensation arrangements and our corporate strategy and risk management policies and practices. The Compensation Committee may also delegate its authority under its charter to a subcommittee or one or more of our officers as it deems appropriate from time to time.

The Compensation Committee sets our Chief Executive Officer’s compensation. The Compensation Committee also reviews the recommendations of our Chief Executive Officer with respect to compensation of our named executive officers, other than himself, and, after reviewing such recommendations, sets the compensation of our other named executive officers. The Compensation Committee relies on its judgment when making compensation decisions after reviewing our performance and evaluating each executive’s performance against established goals, leadership ability and responsibilities, and current compensation arrangements. When evaluating total compensation for each of our executive officers, the Compensation Committee reviews the executive officer’s current compensation, including equity- and non-equity-based compensation. The Compensation Committee also evaluates surveys and other available data regarding the executive compensation programs of comparative companies. The compensation program for executive officers and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances. See “Corporate Governance—Risk Oversight” (above) for the Compensation Committee’s evaluation of our compensation program risk.

During 2022, the Compensation Committee again engaged Meridian as its independent compensation consultant to provide consulting services to the Compensation Committee in connection with 2022 executive compensation matters. See “Compensation Discussion and Analysis” (below) for further discussion.

Meridian does not provide any services to management. Prior to engaging Meridian, the Compensation Committee considered their independence in accordance with the terms of the Compensation Committee Charter and Nasdaq listing requirements. The Compensation Committee determined that Meridian is independent and did not identify any conflicts of interest.

Governance and Nominating Committee

The current members of the Governance and Nominating Committee are Messrs. Frasch (Chairperson) and Smach and Ms. Kaplan. The Governance and Nominating Committee met five times in 2022. The Governance and Nominating Committee assists the Board in promoting our best interests and those of our stockholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the Governance and Nominating Committee identifies individuals qualified to become Board members and recommends to the Board the director nominees for election at each annual meeting of stockholders. It also reviews the qualifications and independence of the members of the Board and its various committees and makes any recommendations the Governance and Nominating Committee members may deem appropriate concerning any changes in the composition of the Board and its committees. The Governance and Nominating Committee also recommends to the Board the corporate governance guidelines and standards regarding the independence of non-employee directors applicable to us and reviews the provisions of the Governance and Nominating Committee Charter on a regular basis to confirm that such guidelines, standards and charter remain consistent with sound corporate governance practices and with any applicable legal or regulatory requirements and the Nasdaq listing standards. The Governance and Nominating Committee also monitors and leads the Board in its periodic review of the Board’s performance.

The purpose and responsibilities of our Governance and Nominating Committee are set forth in the Governance and Nominating Committee Charter. All of the members of the Governance and Nominating Committee are independent, as determined in accordance with the Nasdaq listing standards.

Environmental, Social and Governance Steering Committee

The current members of the ESG Committee are Mss. Kaplan (Chairperson) and Hughes and Mr. Bickley. The ESG Committee was formed in June 2022. The ESG Committee met five times in 2022. The ESG Committee assists the Board in (i) carrying out the responsibilities delegated by the Board regarding the review and oversight of our goals, policies, procedures and disclosures related to sustainability and ESG matters and (ii) its oversight of the sustainability and ESG matters material to us, our employees, our communities, and the planet.

In furtherance of this purpose, the ESG Committee, among other things, oversees and advises the Board on our significant strategies, investments, and commitments related to sustainability and ESG, including environmental and social topics and oversees and evaluates the ESG risks, opportunities and key performance indicators material to us. In addition, the ESG Committee monitors progress against publicly stated sustainability and ESG goals material to us, including our Net Zero by 2030 public commitment and any ESG-related long-term compensation targets in coordination with the Compensation Committee. The ESG Committee is also charged with monitoring voluntary and mandatory disclosures related to sustainability and ESG, including our annual ESG reporting as well as compliance with legal and regulatory requirements in addition to staying informed on sustainability and ESG topics at an industry and global level, and advising the Board regarding material trends or issues. Finally, the ESG Committee is responsible for monitoring potential stockholder proposals as well as engagement efforts with stockholders and customers.

The purpose and responsibilities of our ESG Committee are set forth in the ESG Charter. All of the members of the ESG Committee are independent, as determined in accordance with the Nasdaq listing standards.

EXECUTIVE OFFICERS
Our executive officers as of April 21, 2023 include the following individuals:

Name	Age	Position(s)
Andrew Rees	56	Chief Executive Officer
Michelle Poole	55	Executive Vice President, Brand President for Crocs
Anne Mehlman	42	Executive Vice President and Chief Financial Officer
Daniel P. Hart	64	Executive Vice President, Chief Legal and Risk Officer
Richard Blackshaw	59	Executive Vice President, Brand President for HEYDUDE
Adam Michaels	46	Executive Vice President, Chief Digital Officer
Shannon Sisler	49	Executive Vice President, Chief People Officer

Mr. Rees’ biographical information is disclosed above under “Proposal 1—Election of Directors.”

Michelle Poole has served as our Executive Vice President, Brand President for Crocs since September 2020. Previously, Ms. Poole served as our Executive Vice President and Chief Product and Merchandising Officer since April 2020. Prior to this, she served as our Senior Vice President and Chief Product and Merchandising Officer since 2019, and our Senior Vice President, Product and Merchandising since 2014. In addition to her product and merchandising responsibilities, Ms. Poole assumed responsibility for our Marketing function in 2017. Prior to Crocs, she spent five years at Sperry Top-Sider from 2008 to 2013, where she served as Senior Vice President of Product. Her footwear industry experience also includes brand-building roles at Timberland from 2004 to 2008 and Converse from 1997 to 2000. She received her Bachelor’s honors degree from the University of Northumbria, U.K.

Anne Mehlman has served as our Executive Vice President and Chief Financial Officer since August 2018. From November 2016 until August 2018, she served as Chief Financial Officer of Zappos.com, Inc., an online shoe retailer owned by Amazon.com, Inc. Previously, Ms. Mehlman served as our Vice President, Corporate Finance from June 2011 to November 2016. Prior to that time, she was Division Finance Director at RSC Holdings, Inc. (acquired by United Rentals, Inc.). Ms. Mehlman also held various financial roles at Corporate Express (acquired by Staples, Inc.) and Lockheed Martin. Ms. Mehlman has also served on the board of directors of JOANN Inc., a specialty retailer of crafts and fabrics, since March 2021. She received her Bachelor’s degree from the University of Colorado at Colorado Springs.

Daniel P. Hart has served as our Executive Vice President, Chief Legal and Risk Officer since January 2010. From June 2009 through December 2009, he served as our Executive Vice President of Administration and Corporate Development. Prior to joining us, Mr. Hart was employed by Océ North America, a digital printing and document management division of Océ, N.V., a manufacturing and engineering company publicly traded on the Euronext Amsterdam stock exchange, where he served as Senior Vice President and General Counsel from 2006 to 2009. From 2004 to 2006, Mr. Hart served as Senior Vice President - General Counsel and Human Resources for Invensys Controls, a global manufacturing and engineering operation within Invensys plc, a public U.K. conglomerate. From 2002 to 2004, Mr. Hart served as Chief Staff Officer for the Development Division of Invensys, a large portfolio of disposal companies within Invensys plc. Previously, Mr. Hart’s experience included service in senior legal positions at Dictaphone Corporation and Brooke Group Ltd. and private legal practice in New York City. He received his Bachelor’s degree from Tufts University and his Juris Doctor from New York University School of Law.

Richard Blackshaw has served as our Executive Vice President, Brand President for HEYDUDE since March 2022. Prior to HEYDUDE, he was Chief Executive Officer at CCM Hockey, a private equity-backed carve-out from Adidas, from 2018 to 2021. Previously, Mr. Blackshaw was President of Sperry from 2014 to 2017, President of Keds from 2012 to 2014, and Vice President/General Manager of the Chuck Taylor division of Converse, a subsidiary of Nike, Inc. from 2003 to 2012, as well as President of Packs and Travel Corp., a division of Sunbeam/Coleman from 1996 to 2003. He also held various roles in product management and marketing with Timberland, Reebok, and Frito-Lay earlier in his career. Mr. Blackshaw is a member of the Wharton’s Baker Retailing Center Advisory Board and holds a Bachelor’s degree from Babson College.

Adam Michaels has served as our Executive Vice President, Chief Digital Officer since January 2022. Mr. Michaels initially joined the Company in 2013 as Vice President of Global e-Commerce. He has over 15 years of experience in the e-Commerce space including leadership roles at Reebok, where he led the e-Commerce channel, and Cloud 9 living, where he co-founded and grew the e-Commerce start-up into a successful growth business. Mr. Michaels received his Bachelor’s degree from Colgate University.

Shannon Sisler has served as our Executive Vice President, Chief People Officer since April 2022. Ms. Sisler joined Crocs in 2017. Prior to joining Crocs, Ms. Sisler held human resource leadership roles with Davita from 2010 to 2011, Janus Capital from 2005 to 2009, and most recently, served as Senior Vice President, Talent and Total Rewards at Western Union where she was responsible for various human resources and transformation functions, from 2011 to 2017. She received her Bachelor’s degree from University of Colorado and her Master of Business Administration from University of Denver.

BENEFICIAL OWNERSHIP OF OUR SECURITIES

Ownership by Our Directors, Executive Officers, and Greater than 5% Stockholders

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2023 by:
•each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our outstanding common stock;
•each current director or nominee;
•each of the named executive officers listed in “Compensation Tables—Summary Compensation Table” (below); and
•all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. In computing a person’s percentage ownership of common stock, shares of common stock subject to options, restricted stock units (“RSUs”) or performance-based restricted stock units (“PSUs”) held by that person that are currently exercisable, or exercisable (or, in the case of RSUs and PSUs, scheduled to vest and settle) within 60 days after March 31, 2023, are deemed to be outstanding and beneficially owned by that person. None of these shares, however, are deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as indicated and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. Percentage ownership is based on 62,023,516 shares of our common stock outstanding on March 31, 2023. Unless otherwise indicated below, the address for each director and named executive officer listed below is in care of Crocs, Inc., 13601 Via Varra, Broomfield, Colorado 80020.

	Common Stock
Name of Beneficial Owner	Shares	Percent
5% Stockholders:
BlackRock, Inc. (1)	7,131,887	11.50%
FMR LLC (2)	8,198,498	13.22%
The Vanguard Group (3)	5,703,838	9.20%
Named Executive Officers, Directors, and Director Nominees:
Ian M. Bickley	45,959	*
Charisse Ford Hughes (4)	9,437	*
Ronald L. Frasch	73,332	*
Tracy Gardner (5)	3,927	*
Beth J. Kaplan	9,111	*
Thomas J. Smach (6)	217,050	*
Douglas J. Treff	92,947	*
Andrew Rees (7)	954,101	1.54%
Michelle Poole	72,757	*
Anne Mehlman	60,155	*
Richard Blackshaw	3,187	*
Adam Michaels	76,297	*
Elaine Boltz	47,471	*
All directors and executive officers as a group (13 persons) (8)	1,665,731	2.69%
*Less than 1%
(1) Based solely on a Schedule 13G/A filed with the SEC on January 26, 2023. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(2) Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(3) Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(4) Includes 4,695 RSUs that become immediately vested upon the earlier of Ms. Ford Hughes’ separation of service from the Board or upon a change in control.
(5) Includes 2,739 RSUs that become immediately vested upon the earlier of Ms. Gardner’s separation of service from the Board or upon a change in control.
(6) Includes 80,014 RSUs that become immediately vested upon the earlier of Mr. Smach’s separation of service from the Board or upon a change in control, 5,459 shares held by Mr. Smach’s wife, and 10,000 shares held in a family trust, of which Mr. Smach is a trustee. Also included are 3,000 shares held in a trust for the benefit of Mr. Smach’s children; Mr. Smach’s wife is the trustee of the trust. Mr. Smach disclaims beneficial ownership of these 3,000 shares.
(7) Includes 200,000 shares subject to options exercisable within 60 days of March 31, 2023 and 119,748 shares held by the V&M Rees Revocable Trust, in which Mr. Rees in a trustee and exercises voting and investment power.
(8) Shares beneficially owned include 200,000 shares subject to options that are exercisable within 60 days of March 31, 2023 and 87,448 RSUs that become immediately vested upon the earlier of certain directors’ separation of service from the Board or upon a change in control.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC.

Based solely upon a review of Forms 3, 4 and 5 (and amendments thereto) and written representations furnished to us during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act during 2022, except for one Form 3 for each of Richard Blackshaw, Adam Michaels, and Shannon Sisler in June 2022 related to their designation as Section 16 officers for purposes of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions

Since January 1, 2022, there have been no related person transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any current related person had or will have a direct or indirect material interest.

Policy on Transactions with Related Persons

Our Worldwide Code of Ethics requires that any transaction involving us in which one of our directors, nominees for director, executive officers, or greater than five percent stockholders, or one of the aforementioned’s immediate family members (each, a “related person”), have a material interest be approved or ratified by the Audit Committee if the amount involved, when aggregated with the amount of all other transactions between the related person and us, exceeds $100,000 in a fiscal year. The full Board reviews ordinary course of business transactions in which directors have an interest as part of the Board’s annual director independence review, and our Worldwide Code of Ethics permits the full Board to waive any conflicts of interest between us and any director or officer. In determining whether to approve or ratify any such transaction, the Audit Committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to us than those involving unrelated parties.

Director and Officer Indemnification

We have entered into agreements to indemnify certain directors and executive officers in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

DIRECTOR COMPENSATION
Structure of Compensation Program

Non-employee directors are compensated with a combination of an annual Board retainer and retainers for serving on committees, paid in cash or restricted stock at the director’s election, and annual equity grants. Mr. Rees, who is an employee of the Company, is not eligible to receive this compensation. Directors do not receive additional fees for attendance at meetings. Amounts payable to our non-employee directors under our director compensation program are described under “2022 Retainer and Equity Awards” below.

Philosophy/Approach

The Compensation Committee periodically reviews market director compensation levels using data from a peer group approved by the Compensation Committee. The competitive report and analysis is developed by Meridian, the Compensation Committee’s independent compensation consultant. Changes to director compensation levels or program structure are presented to the full Board for approval. While the program is not targeted to any specific market percentile or position, the overall philosophy is to ensure that overall compensation levels are competitive and appropriate while considering market practices, desired alignment with stockholders, relative Board cost compared to peers, mix of equity versus cash, and the Compensation Committee’s view of the Board’s performance.

Based on a review of competitive market practices of our peers presented by Meridian, effective June 2022, the Compensation Committee approved increases to the annual compensation for all committees, except the ESG Committee, by $5,000, and the annual equity award by $15,000 and $31,900 for all non-employee directors and the Chairman of the Board, respectively:

2022 Retainer and Equity Awards

The components of annual director compensation for 2022 are shown in the chart below:

Pay Component	Amount ($)
Annual Cash Retainer
Chairman of the Board	150,000
Other non-employee directors	100,000
Committee Chair Retainers
Audit Committee	35,000
Compensation Committee	30,000
Governance and Nominating Committee	20,000
Environmental, Social and Governance Steering Committee	20,000
Committee Members Retainers
Audit Committee	20,000
Compensation Committee	15,000
Governance and Nominating Committee	10,000
Environmental, Social and Governance Steering Committee	10,000
Equity Awards
Chairman of the Board	250,000
Other non-employee directors	140,000

The annual retainers are denominated in cash and payable in quarterly installments unless the director elects to be paid in shares of restricted stock or a combination of cash and restricted stock. The directors may also elect to defer all or a portion of their annual retainer. The number of shares of restricted stock is determined based on the fair market value of our common stock on the date the retainer is payable. The restricted stock vests in four successive quarterly installments from the issuance date. During 2022, Mr. Frasch and Mss. Kaplan and Gardner elected to receive their annual retainers in cash. Messrs. Bickley, Smach, and Treff elected to receive their annual retainers in restricted stock. Ms. Ford Hughes elected to receive a combination of cash and deferred stock for her annual retainers.

Directors can elect to receive their annual equity award as RSUs that vest upon their cessation of service on the Board in lieu of the common stock grant. Mss. Ford Hughes and Gardner made that election in 2022. The number of shares of common stock was determined based on the fair market value of our common stock on the date of grant.

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.

The table below summarizes the total compensation paid to each of our non-employee directors who served during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Ian M. Bickley	—	269,925	269,925
Charisse Ford Hughes	62,500	239,915	302,415
Ronald L. Frasch	130,000	139,963	269,963
Tracy Gardner	127,500	139,963	267,463
Beth Kaplan	130,000	139,963	269,963
Thomas J. Smach (Chairman)	85,000	429,955	514,955
Douglas J. Treff	—	274,918	274,918
(1) Amounts reflect the aggregate grant date fair value of grants computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. On June 14, 2022, each non-employee director received RSUs with a grant date fair value of $51.10 per share. On June 15, 2022, Mr. Bickley received a grant of restricted stock as compensation for serving on the ESG Committee in lieu of the cash compensation retainer for committee service, with a grant date fair value of $52.25 per share, which vests in four equal installments on September 15, 2022, December 15, 2022, March 15, 2023, and June 15, 2023. Assumptions used to calculate these values are included in Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

As of December 31, 2022, each non-employee director who served during 2022 had the following number of unvested restricted stock awards outstanding:

Name	Unvested Restricted Stock Awards Outstanding at December 31, 2022
Ian M. Bickley	1,270
Charisse Ford Hughes	4,695
Ronald L. Frasch	—
Tracy Gardner	2,739
Beth Kaplan	—
Thomas J. Smach (Chairman)	81,776
Douglas J. Treff	1,321

There were no options outstanding for any non-employee director as of December 31, 2022. For information regarding Mr. Rees’ outstanding options, please see the section entitled “Compensation Tables.”

Director Ownership Guidelines

Our director stock ownership guidelines require that directors own shares of our common stock in an amount equal in value to a specified multiple (5x for the Chairman of the Board and 3x for all other directors) of such director’s annual cash retainer for Board service (not including any retainers for service on Board committees). Directors have until the fifth anniversary of the date of appointment to meet the ownership guidelines. Currently, all of our directors have met or are within the phase-in period of the ownership guidelines.

A LETTER FROM THE CHAIR OF OUR COMPENSATION COMMITTEE

Dear Stockholders,

The Compensation Committee continues to be committed to structuring an executive compensation program that is linked to financial, operational and share price performance. Our executive compensation program continues to be heavily focused on performance based, at-risk pay. Consistent with prior years, the Committee set forth challenging performance goals that we believe contributed to the strong performance the Company experienced in 2022.

The 2022 executive compensation program was adjusted to reflect the addition of the HEYDUDE brand while maintaining many of the structural elements of the 2021 executive compensation program. The Committee believes the current collection of metrics in the annual and long-term incentive plans is appropriate and is aligned to long-term shareholder value. The pay program incentivizes strong performance and provides stability and consistency in our approach to executive compensation. The Company’s performance in 2022, as further discussed below, supports the earned payouts for our executives. The Committee remains committed to a strong pay for performance culture that supports the performance of the company for the benefit of our shareholders.

I encourage all stockholders to read the Compensation Discussion & Analysis to further understand our executive compensation philosophy and program.

Tracy Gardner
Compensation Committee Chairperson

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information that we believe is necessary to understand our executive compensation policies and decisions as they related to the compensation for 2022 of our named executive officers.

The following named executive officers whose compensation information is presented in the tables and discussed in this report include:

•Andrew Rees, Chief Executive Officer
•Michelle Poole, Executive Vice President, Brand President for Crocs
•Anne Mehlman, Executive Vice President and Chief Financial Officer
•Richard Blackshaw, Executive Vice President, Brand President for HEYDUDE
•Adam Michaels, Executive Vice President, Chief Digital Officer
•Elaine Boltz, Former Executive Vice President, Chief Operations and Transformations Officer*

* On September 28, 2022, we and Ms. Boltz agreed that she would separate from her position with the Company, effective October 14, 2022.

Executive Summary

2022 Business and Financial Highlights

In evaluating our overall executive compensation program and decisions, including payouts under the 2022 programs and plan designs for our 2023 programs, the Compensation Committee (the “Committee”) considered a number of factors, including the strategic and financial performance and position of our Company in 2022.

In particular, in February 2022, we completed our acquisition of HEYDUDE™, a privately-owned casual footwear brand. HEYDUDE is engaged in the business of distributing and selling casual footwear, including footwear under the brand name “HEYDUDE.” The HEYDUDE acquisition has enabled us to further diversify our product portfolio under two brands. We intend to leverage our global presence, innovative marketing, and scale infrastructure to grow HEYDUDE and to create significant stockholder value.

We also achieved record revenues in 2022, despite the continued impact of global inflation, elevated interest rates, global industry-wide logistics challenges, and foreign currency fluctuations resulting in a stronger USD, which impacted our business, contributing to, among other things, incremental freight costs, increased wages, particularly in our distribution centers, and increased raw materials costs. We have also been impacted by adverse macroeconomic and geopolitical conditions, such as the war between Russia and Ukraine, which has increased global supply chain, logistics, and inflationary challenges.

Some specific highlights and key accomplishments considered by the Committee in its decision-making process during 2022 included:

•We delivered market-leading cumulative total shareholder return (“TSR”) in the top decile of our compensation peer group as measured for the 3- and 5-year periods ended December 31, 2022.
•We acquired HEYDUDE on February 17, 2022, which contributed revenues of $895.9 million during the period from the date of acquisition through December 31, 2022. The HEYDUDE Brand became a new reportable operating segment on the acquisition date.
•We had record revenues of $3.6 billion, which increased 53.7% over last year. We grew Crocs Brand revenues 14.9%, compared to the same period in 2021.
•Digital sales represented 37.8% of 2022 revenues, compared to 36.7% in 2021. Direct-to-consumer comparable sales grew 15.0% in 2022, compared to 2021.
•We sold 115.6 million pairs of shoes worldwide for the Crocs Brand, an increase from 103.0 million pairs in 2021. We sold 30.5 million pairs of shoes for the HEYDUDE Brand in the partial period from February 17, 2022, the closing date of acquisition, through December 31, 2022.

•Gross margin was 52.3% compared to 61.4% in 2021, a decrease of 910 basis points. Gross margin for the Crocs Brand was 56.3% compared to 61.4% in 2021, due primarily to higher material and freight costs, offset in part by higher pricing and favorable product mix. Gross margin for the HEYDUDE Brand was 40.8%.
•Selling, general and administrative expenses (“SG&A”) were $1,009.5 million, an increase of $272.4 million, or 36.9%, compared to 2021, primarily as a result of increased investments in talent, marketing, and projects to fuel future growth, as well as costs associated with the acquisition of HEYDUDE and its related integration. As a percent of revenues, SG&A improved 350 basis points to 28.4% of revenues as a result of strong sales growth and our continued leveraging of operating costs.
•Income from operations was $850.8 million for the year ended December 31, 2022 compared to income from operations of $683.1 million for the year ended December 31, 2021. Our operating margin was 23.9%, compared to 29.5% in 2021, due primarily to lower gross margin and HEYDUDE integration expenses.
•Net income was $540.2 million compared to $725.7 million in 2021. Diluted net income per common share was $8.71 for the year ended December 31, 2022, compared to a diluted net income per common share of $11.39 for the year ended December 31, 2021. These amounts include an income tax expense of $178.3 million in 2022 and an income tax benefit of $61.8 million in 2021.
•In 2022, we ranked #3 in Forbes’ Best Employers for Women list, which featured the top 400 companies recognized for leading the way when it comes to trying to support women inside and outside their work forces.

Key Compensation Committee Actions in 2022

The Committee took several actions which are consistent with our determination to pay for performance and align our incentive compensation metrics to key strategic initiatives.

•Named Executive Officer Incentive Program Changes: In light of the HEYDUDE acquisition in 2022, the Committee approved changes to our annual cash incentive plan to better reflect and align our performance incentives with our multi-brand portfolio. Our executives and their teams aligned with the performance and results of Crocs, Inc. Enterprise, Crocs Brand, and HEYDUDE Brand as determined to be most appropriate based on their focus. We also added an ESG element to our incentive program, as discussed further below. In addition, the incentive curves for each of the annual cash incentive plan and long-term incentive program were adjusted to make the overachievement of incentive payouts more rigorous. Meridian, the Committee’s independent compensation consultant, assisted in the redesign and provided independent and market-based perspectives to support the process.

•Emphasis on Pay-for-Performance: In 2022, the Committee continued to use multiple performance metrics and focus on objective, performance-based and “at-risk” pay arrangements. We believe these performance metrics help align the interests of our named executive officers with those of stockholders by making a significant portion of their compensation contingent upon results beneficial to stockholders, and thereby incenting our named executive officers to create long-term value for stockholders. The Committee believes the performance metrics continued to be appropriately aligned with stockholder value as demonstrated by the payouts for our named executive officers under our annual cash incentive plan and long-term incentive program in 2022 relative to the performance of our stock during 2022.

The performance metrics used for our annual cash incentive plan were:
◦global adjusted EBIT, global adjusted free cash flow, Crocs, Inc. Enterprise strategic initiative performance and integration efforts for named executive officers on the Crocs, Inc. Enterprise scorecard,
◦Crocs Brand adjusted EBIT, global adjusted free cash flow and Crocs Brand strategic initiative performance for named executive officers on the Crocs Brand scorecard, and
◦HEYDUDE Brand adjusted EBIT, global adjusted free cash flow, and HEYDUDE Brand strategic initiative performance for named executive officers on the HEYDUDE Brand scorecard. The non-financial objectives were updated in 2022 to reflect the year’s strategic priorities.

The performance metrics used for our PSU awards under our long-term incentive program were adjusted revenue, adjusted EBITDA operating margin, and ESG progress, which we believe drive long-term shareholder value creation.

•No Widescale Base Salary Increases: None of our named executive officers received an increase in base salary in 2022, with the exception of Ms. Mehlman, whose salary increased 13% as a result of an annual evaluation of executive compensation relative to peer companies in the market and other relevant factors as discussed further below.

•Rigorous Objective Financial Performance Goals: In 2022, the Committee approved changes to each of our annual cash incentive plan and long-term incentive program designs, which could distort the comparison between 2022 target goals and 2021 target goals as, among other things, our annual cash incentive plan is now comprised of enterprise- and brand-specific scorecards, depending on a particular named executive officer’s role within the Company, and certain of the financial performance metrics under our long-term incentive program have changed. In addition, because we acquired HEYDUDE in February 2022, there are no comparative amounts for the performance metrics for the HEYDUDE Brand scorecard for 2021 under the annual cash incentive plan.

Long-Term Incentive Program Scorecard
Financial Performance Metric	2022 Target Goal as a % of 2021 Actual Results	2022 Target Goal as a % of 2021 Target Goal
Adjusted revenue (1)	168%	210%
Adjusted EBITDA operating margin (2)	93%	137%
(1) Adjusted revenue is calculated by adjusting GAAP revenue for items related to the shutdown of our direct operations in Russia.
(2) Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) operating margin is calculated by modifying adjusted earnings before interest and taxes (“EBIT”), which is calculated by excluding interest expenses, tax expense, foreign currency changes and non-recurring entries from GAAP net income attributable to stockholders, and dividing by adjusted revenue, as defined in footnote (1). The non-recurring entries from GAAP net income attributable to stockholders include distribution center costs such as expansion and duplicate rent costs primarily related to our distribution centers and new headquarters, respectively, the step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022, the shutdown of our direct operations in Russia, HEYDUDE acquisition and integration costs, and other costs. Adjusted EBITDA operating margin for 2022 is the same performance metric called ‘Adjusted operating margin’ in previous years.

The Committee believes the performance targets were rigorous and difficult to achieve requiring significant improvements over 2022. The selection of these metrics diversifies the performance goals among our short- and long-term incentive programs, drives performance across key metrics that we believe drive stockholder value and also supports our strategic priorities. The Committee believes using a one-year performance period for the PSU awards is an appropriate measurement period given our continued growth, business environment, and desire for consistency. To further drive stockholder alignment and retention, any earned PSUs are subject to continued vesting and service requirements, as further described below.

•2022 Pay Outcomes Were Aligned with Company Performance: In 2022, our PSUs were earned at 90% of target and our annual cash incentive plan paid out at 94%, 80%, and 123% of target for named executive officers on the Crocs, Inc. Enterprise, the Crocs Brand, and the HEYDUDE Brand scorecards, respectively. The Committee believes these payouts recognize and reward the named executive officers for the Company’s financial performance, especially in light of the macroeconomic challenges.

•Operating Performance Metrics for Short-Term Incentive Program: In addition to the enterprise- or brand-specific financial performance targets, the Committee weighted 20% of the target 2022 annual incentive awards to objectives associated with strategic initiative performance such as building talent to support growth, key distributor growth, building the HEYDUDE Brand, as well as HEYDUDE integration efforts. Performance against these rigorous and difficult to achieve goals was determined in the Committee’s discretion. The Committee believes that these performance goals are key drivers in our continued short- and long-term growth, which, if achieved, will ultimately help drive additional stockholder value over the long-term.

Role of Compensation Committee, Chief Executive Officer and Compensation Consultant

The Committee has overall responsibility for evaluating and approving our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies and programs. The Committee sets the Chief Executive Officer’s compensation, and those of our other executive officers. The Committee considers the recommendations of the Chief Executive Officer with respect to the compensation of the other named executive officers. During 2022, the Committee continued its engagement with Meridian as its independent executive compensation consultant. Meridian provided the Committee with advice and perspective regarding executive compensation market trends and best practices. In addition, as discussed further in

“— Named Executive Officer Incentive Program Changes” below, Meridian assisted in the redesign of our annual short- and long-term incentive programs.

Compensation Best Practices

In order to further align the long-term interests of management with those of our stockholders and align our compensation program with best practices, the Committee establishes and monitors specific policies, practices and processes.

Things We Do:

✓ Independent Compensation Committee. The Committee, comprised solely of independent directors, approves all compensation for our named executive officers.

✓ Independent compensation consultant. The Committee retains an independent compensation consultant.

✓ Assessment of compensation risk. The Committee assesses our compensation policies and programs and determined that we have no compensation policies and programs for our executives that give rise to excessive risks reasonably likely to have a material adverse effect on the Company.

✓ Performance-based pay. The Committee focuses on paying our executives for performance against pre-established goals and stock price improvements.

✓ Annual say-on-pay vote. We hold annual advisory say-on-pay votes to approve the compensation of our named executive officers and in 2022 received support of 98% on such proposal.

✓ Mix of CEO’s pay. 89% of the 2022 total target compensation for Mr. Rees was performance-based or at-risk.

✓ Weight of financial metrics. The Committee continued to weight 2022 performance measures towards those impacting profitability and included strategic operating measures that it believed were key to the continued success of our ongoing business transformation strategies and increased the weighting of financial performance metrics under our annual cash incentive program from 67% to 80%.

✓ Use of multiple non-overlapping performance metrics. The Committee used multiple complementary performance measures for the 2022 annual incentive and PSUs to align the executive compensation program to a broader perspective of Company performance. There is no overlap between the performance measures used in our annual incentive program and PSUs.

✓ Double-trigger vesting and reasonable change in control protections. We maintain a reasonable change in control plan (“CIC Plan”) that aligns the CIC Plan with best practices and good governance. The CIC Plan provides for “double-trigger” vesting with a definition of “change in control” consistent with our stockholder-approved equity plans. In order to keep management focused on the best interests of our stockholders during potentially uncertain periods, the CIC Plan provides our named executive officers with reasonable compensation protections upon a change in control followed by a termination without cause or for good reason.

✓ ESG. We link a portion of the payout under our annual incentive awards to ESG metrics.

✓ Stock ownership guidelines. Our Board maintains stock ownership guidelines for our executive officers and non-employee directors.

✓ Clawback. In the case of a financial restatement, annual and long-term incentive awards are subject to the Company’s Recovery of Executive Compensation Policy and any clawback or recoupment policy subsequently adopted by us to comply with stock exchange listing standards as required under SEC Rule 10D-1.

Things We Don’t Do:

✗ No excise tax gross-ups. We do not provide our management with “excise tax gross-ups” in the event of a change in control.

✗ Ban on hedging and pledging. We do not allow our management or directors to engage in hedging transactions on our stock or to pledge our stock to secure loans or other obligations. A description of our anti-hedging and anti-pledging policy can be found in “Corporate Governance—Anti-Hedging and Anti-Pledging Policy”.

✗ No repricing. Our equity plans do not allow repricing of stock option or stock appreciation rights (“SARs”) without stockholder approval.

✗ No excessive executive benefit programs. We do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees other than a voluntary deferred compensation plan for senior executives and a limited supplemental retirement plan.

✗ No excessive perquisites. Our management receives minimal perquisites.

✗ No “single trigger” vesting. Our CIC Plan provides for “double-trigger” vesting of awards that are assumed in the event of a change in control.

✗ No payment of dividends on unvested stock awards. We do not pay dividends or dividend equivalents on unvested stock awards.

Say-on-Pay and Stockholder Outreach

At our annual meeting of stockholders in June 2022, stockholders signaled their strong support for our executive compensation program where 98% of the votes cast approved our 2022 say-on-pay proposal. These results were similar to the results at our 2011 through 2021 annual meetings. The Committee has considered and will continue to consider the outcome of our say-on-pay votes when reviewing the objectives of our program and making future compensation decisions for the named executive officers. In addition, in connection with our regular outreach and discussion with stockholders, the Committee has not been made aware of any stockholder concerns regarding our executive compensation program.

Compensation Process and Methodology

The objectives of our executive compensation program are to:

Align our executives’ compensation with our stockholders’ interests	Hold our executives accountable to stockholders	Assure that our total compensation program aligns with good corporate governance and best practices

Attract and retain exemplary executive talent who are able to succeed in our fast-paced, rapidly evolving company	Motivate our executives to achieve our financial and strategic business objectives by paying them for performance

Summary of Executive Compensation Elements, Practices and Policies

Our executive compensation objectives and principles are implemented through the use of the following principal elements of compensation:

Compensation Element	Objective	Characteristics
Base Salary:	•Compensate executives for their level of experience, responsibility and individual performance •Help attract and retain strong leadership talent	•Fixed component; evaluated annually •Determined by factors such as executive’s job responsibilities, sustained performance in role/potential, and internal equity •Competitive market practices
Annual Cash Incentives:	•Promote achieving our annual corporate financial goals, as well as other objectives deemed important to our long-term success •Align management and stockholder interests
•Variable, performance-based component
•Target opportunity is set based on factors such as executive’s job responsibilities, sustained performance in role/potential, internal equity, and competitive market practices
•Actual payout depends on our performance and individual contribution

Long-Term Incentives:
•Promote achieving our long-term corporate financial goals with the acquisition of common stock through time-based RSUs and PSUs
•Align management with stockholder interests
•Provide long-term retention incentives

•Variable, performance-based component
•Annual equity grant is set based on factors such as executive’s job responsibilities, sustained performance in role/potential, internal equity, and competitive market practices
•3-year vesting period (67% of the total value is granted in PSUs which are earned based on achievement of performance goals and 33% of the total value granted is in time-based RSUs which vest based on continued service)
•Actual value realized will vary based on actual Company performance and stock price

Severance and Change in Control Programs:	•Facilitate attraction and retention of high caliber executives in a competitive labor market in which formal severance plans are common
•Contingent component; only payable if the executive’s employment is terminated under certain circumstances and, in the case of a change in control, to help provide continuity of management through the transition

Peer Group Companies

The Committee uses peer company and survey data to guide its review of the total compensation of our officers and executives to understand relevant market practices. The Committee focuses on ensuring that the performance-based elements of our executive compensation program are consistent with peer and industry trends, when appropriate for our business. The Committee does not benchmark compensation to a specific percentage of the compensation of peer companies.

The Committee approved a peer group based on analysis and recommendations from Meridian, the Committee’s independent compensation consultant. The peer group is selected based on the key industry criteria noted below, and takes into consideration each company’s revenue, market capitalization and other key financial metrics to assess the relative complexity of operations (e.g., international sales and direct to consumer sales). The peer group referenced for 2022 pay decisions included 15 companies.

Our relative positioning within the peer group is taken into consideration by the Committee when reviewing the peer group data. We believe these companies are broadly comparable to us as they are made up of footwear and apparel companies with sophisticated and often international operations and represent our labor market for talent for key leadership positions. The Committee believes this group provides appropriate information on market practices and compensation levels.

The 2022 peer companies are listed below:

Abercrombie & Fitch Co.	Acushnet Holdings Corp.	Columbia Sportswear Company
Deckers Outdoor Corporation	Designer Brands Inc.	Levi Strauss & Co.
Lululemon Athletica Inc.	Ralph Lauren Corporation	Skechers U.S.A., Inc.
Steven Madden, Ltd.	Stitch Fix, Inc.	Topgolf Callaway Brands Corp.
Under Armour, Inc.	Wolverine World Wide, Inc.	YETI Holdings, Inc.
The 2022 benchmarking peer group was updated to better reflect the organizational complexity and scale when considering the impact of the HEYDUDE acquisition. As a result, for 2022, Movado Group, Inc., Oxford Industries, Inc., and Vera Bradley, Inc. were removed from the peer group, and Abercrombie & Fitch Co., Levi Strauss & Co., Ralph Lauren Corporation, Stitch Fix, Inc., and Under Armour, Inc. were added to the peer group due to their relevant size, complexity, and industry comparability.

Target Compensation

The Committee does not utilize an exact calculation in determining the break-down or weighting of named executive officer compensation among base salary, annual cash incentive awards, and long-term equity awards. Rather, the Committee considers all forms of compensation in light of the market competition for executive talent, the risk to an executive inherent in employment with our fast-paced, rapidly evolving company, and our financial goals. Accordingly, the Committee believes that a significant majority of each named executive officer’s total target compensation should be in the form of annual cash performance-based awards and equity awards that are earned upon achievement of performance goals and aligned with our stock price.

For 2022, 11% of the total targeted compensation of our Chief Executive Officer was base salary and 89% was performance-based or at-risk consisting of our annual cash incentive and long-term equity incentive grants. In 2022, the Committee also continued to ensure that a significant proportion of the annual long-term incentive grants vest based on achievement of performance factors. Below are charts showing the fixed and performance-based and at-risk compensation for Mr. Rees and our other named executive officers, including Elaine Boltz who separated from her position with the Company effective October 14, 2022, based on the targeted 2022 compensation amounts:

Named Executive Officer Incentive Program Changes

In light of the HEYDUDE acquisition and to better reflect the diversification of our product portfolio under two brands, in the beginning of 2022, the Committee undertook a thorough review of the named executive officer incentives to ensure 2022 and longer-term priorities are appropriately reflected. The Committee approved the named executive officer incentive plan designs summarized below for 2022. The primary objectives of the program changes were to: (i) align rewards with progress towards the Company’s longer-term goals and (ii) adjust the annual cash incentive plan framework to support our enterprise strategy, while aligning executives to brand accountabilities and responsibilities.

Annual Cash Incentive Plan

Previously, our annual cash incentive plan utilized one compensation scorecard for all named executive officers. This was primarily due to the fact that prior to the acquisition of HEYDUDE we only had one brand. Accordingly, named executive officers were each evaluated against the same performance framework under a single compensation scorecard.

Following completion of the HEYDUDE acquisition, the Committee believed that a redesign was necessary to support our overall enterprise strategy, while aligning executives to brand accountabilities and responsibilities, to support a “one team” approach. Accordingly, we now have three compensation scorecards depending on a named executive officer’s role within our Company: (i) Crocs, Inc. Enterprise, (ii) Crocs Brand and (iii) HEYDUDE Brand. For 2022, performance on each financial metric was measured against a predetermined scale of threshold, target, mid and maximum performance levels, and performance on each non-financial strategic objective was determined in the Committee’s discretion, in each case, for (i) the Crocs, Inc. Enterprise, with respect to Messrs. Rees and Michaels and Mss. Mehlman and Boltz, (ii) the Crocs Brand with respect to Ms. Poole and (iii) the HEYDUDE Brand with respect to Mr. Blackshaw. The Committee believes this aligns the incentives for named executive officers with performance metrics that are mostly closed related to their roles within the Company.

Performance weightings are primarily driven by pay philosophy, culture, organizational structure as well as sharing of resources, capital and/or employees. Incentive compensation for brand executives is linked to both enterprise goals and brand goals, which the Committee believes can promote teaming across brands and regions. Furthermore, the Committee believes that the scorecards should support and align the Company’s evolving strategy as well as provide accountability clarity and alignment with respect to the Company’s multi-brand strategy.

The Committee believes that the enterprise- and brand- specific metrics diversifies the performance goals among our short- and long-term incentive programs, drives performance across key metrics that we believe drive stockholder value and also supports our strategic priorities.

For brand executives, this incentivizes them to focus on the success and performance of their brands, while keeping the overall success of the company in mind. For corporate executives, this incentivizes them to assist the brand executives in their success, while still emphasizing overall Company performance.

Finally, the weighting of the non-financial strategic operating objectives under our annual cash incentive plan was decreased from 33% to 20% to place more emphasis on financial performance for 2022.

Long-Term Incentive Program

The Committee continues to believe that annual equity awards under our long-term incentive program will continue to provide the greatest opportunity to drive enterprise value. In 2021, the Committee utilized two evenly weighted financial metrics (adjusted revenue and adjusted EBITDA operating margin). For 2022, the Committee believed the financial performance metrics continued to be appropriate for the 2022 targets to reinforce both growth and improved profitability. In addition, the Committee added a non-financial performance metric related to progress against various predetermined ESG-related strategic initiatives that reflect our current priorities, to emphasize our commitment to ESG. Accordingly, the financial performance metrics were weighted at 47.5% each and ESG progress was weighted at 5.0%.

2022 Compensation Program

Base Salary. The Committee sets the base salary of the Chief Executive Officer. Base salary for other named executive officers is set by the Committee after considering the recommendation of the Chief Executive Officer.

Base salary is reviewed on an annual basis and at the time of hire or promotion. Annual adjustments are influenced by the results of our operations, revenue and profitability levels, individual performance, changes in responsibility, peer company comparisons and other factors (e.g., internal equity and succession planning).

The base salaries of our named executive officers as of December 31, 2022 are below:

Named Executive Officer	2022 Base Salary ($)
Andrew Rees	1,100,000
Michelle Poole	700,000
Anne Mehlman	650,000
Rick Blackshaw	650,000
Adam Michaels	575,000
Elaine Boltz (1)	—
(1) On September 28, 2022, we and Ms. Boltz agreed that she would separate from her position with the Company, effective October 14, 2022. Her base salary at the time was $650,000.

Ms. Mehlman received a 13% salary increase in 2022 as a result of an annual evaluation of executive compensation relative to peer companies in the market.

Annual Incentive Awards. The Committee believes that an annual cash incentive plan that offers significant awards to our named executive officers for meeting or exceeding Company performance goals provides our officers additional incentive to meet or exceed our strategic Company goals and ensures that we attract and retain talented named executive officers.

In 2022, the Committee weighted 80% of the annual incentive program on financial metrics and 20% on strategic operating goals to provide focus and incentive to achieve key strategic non-financial objectives during the Company’s continued growth. As discussed above in “— Named Executive Officer Incentive Program Changes,” there was a change of the weighting of the metrics and objectives in 2022 to decrease the weighting of the strategic initiatives due to their relative importance to the business. The non-financial objectives were further refined in 2022 to reflect strategic priorities, including with respect to the onboarding of HEYDUDE.

Each year, the Committee establishes a target annual incentive award for each named executive officer expressed as a percentage of the executive’s base salary, based on factors such as: the estimated contribution and responsibility of the named executive officer, market practices, internal equity and the recommendation of the Chief Executive Officer (for all named executive officers excluding himself).

For 2022, the targets for our named executive officers were:

Named Executive Officer	Annual Incentive Plan Target (as a percentage of Base Salary)
Andrew Rees	150%
Michelle Poole	100%
Anne Mehlman	90%
Richard Blackshaw	75%
Adam Michaels	90%
Elaine Boltz	90%

The total annual incentive award actually paid to each named executive officer is determined based on the extent to which specified weighted objective performance goals are achieved with potential payouts ranging from 50% to 200% of the incentive plan target; there are no payouts for below-threshold performance.

For purposes of the 2022 performance year, the Committee selected: (i) global adjusted EBIT, global adjusted free cash flow, Crocs, Inc. Enterprise strategic initiative performance and integration efforts for named executive officers on the Crocs, Inc. Enterprise scorecard, (ii) Crocs Brand adjusted EBIT, global adjusted free cash flow, and Crocs Brand strategic initiative performance for named executive officers on the Crocs Brand Scorecard, and (iii) HEYDUDE Brand adjusted EBIT, global adjusted free cash flow, and HEYDUDE Brand strategic initiative performance for named executive officers on the HEYDUDE Brand scorecard as performance measures in the annual incentive program. The Committee continued to include adjusted EBIT (though for 2022, on a brand-specific basis) and adjusted free cash flow to more closely align compensation with key performance metrics associated with profitability.

Based on 2022 actual results, our named executive officers were eligible to be paid annual cash incentive awards at the applicable percentages of their respective target annual incentive award amounts set forth in the table below. The Committee has discretion to depart from the formula in approving the annual incentive awards by decreasing, but not increasing, incentive awards after results are known. The Committee did not exercise that discretion in 2022.

For 2022, these goals and their applicable weightings and earned payouts were:

Crocs, Inc. Enterprise (1)
2022 Performance Targets	Weighting	Actual Performance	Weighted 2022 Actual Performance as a Percentage of Target
Global adjusted EBIT (2): $1,095.5 million	40.0%	$1,021.3 million (83.1% payout)	33.2%
Global adjusted free cash flow (3): $759.4 million	40.0%	$791.1 million (110.4% payout)	44.2%
Objectives associated with Crocs, Inc. Enterprise strategic initiative performance (4)	10.0%	8 of 17 Targets Achieved (83.0% payout)	8.3%
Objectives associated with integration efforts (5)	10.0%	4 of 7 Targets Achieved (83.0% payout)	8.3%
TOTAL:			94.0%
(1) The Crocs, Inc. Enterprise scorecard is applicable to Messrs. Rees and Michaels and Mss. Mehlman and Boltz.
(2) Global adjusted EBIT is calculated by excluding interest expenses, tax expense, foreign currency changes and non-recurring entries from GAAP net income attributable to common stockholders, including distribution center costs such as expansion and duplicate rent costs primarily related to our distribution centers and new headquarters, respectively, the step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022, the shutdown of our direct operations in Russia, HEYDUDE acquisition and integration costs, and other costs.
(3) Global adjusted free cash flow is calculated by modifying global adjusted EBIT by: subtracting capital expenditures; adding year-over-year changes in inventory, accounts receivable and accounts payable; and adding depreciation, amortization and stock-based compensation expenses.
(4) The Crocs, Inc. Enterprise objectives associated with strategic initiative performance related to: (i) clogs, sandals, and personalization, (ii) digital commerce, (iii) China growth, (iv) global brick and mortar wholesale, (v) key distributor growth, (vi) planning systems and process implementations resulting in improved planning accuracy, (vii) marketing investment, (viii) supply chain evolution, (ix) analytics capabilities, (x) building talent to support growth, (xi) product architecture, (xii) building the HEYDUDE Brand, (xiii) growing digital commerce, (xiv) evolving the operating model, (xv) managing the U.S. market, (xvi) driving international efforts, and (xvii) building talent to support growth. These strategic initiative performance targets were evaluated based on Committee discretion.
(5) The Crocs, Inc. Enterprise objectives associated with integration efforts related to: (i) organization structure build-out, (ii) sourcing build-out, (iii) supply chain and logistics, (iv) human resources and communications, (v) finance, (vi) information technology, and (vii) legal. These strategic initiative performance targets were evaluated based on Committee discretion.

Crocs Brand (1)
2022 Performance Targets	Weighting	Actual Performance	Weighted 2022 Actual Performance as a Percentage of Target
Crocs Brand adjusted EBIT (2): $1,126.5 million	40.0%	$917.2 million (53.6% payout)	21.4%
Global adjusted free cash flow (3): $759.4 million	40.0%	$791.1 million (110.4% payout)	44.2%
Objectives associated with Crocs Brand strategic initiative performance (4)	20.0%	4 of 10 Targets Achieved (72.0% payout)	14.4%
TOTAL:			80.0%
(1) The Crocs Brand scorecard is applicable to Ms. Poole.
(2) Crocs Brand adjusted EBIT is calculated by excluding interest expenses, tax expense, foreign currency changes, and non-recurring entries from generally accepted accounting principles (“GAAP”) net income attributable to common stockholders, such as various costs associated with the shutdown of our direct operations in Russia and expansion costs and duplicate rents costs primarily related our distribution centers.
(3) Global adjusted free cash flow is calculated by modifying global adjusted EBIT by: subtracting capital expenditures; adding year-over-year changes in inventory, accounts receivable and accounts payable; and adding depreciation, amortization and stock-based compensation expenses.
(4) The Crocs Brand strategic initiative performance targets related to: (i) clogs, sandals, and personalization, (ii) digital commerce, (iii) China growth, (iv) global brick and mortar wholesale, (v) key distributor growth, (vi) planning rebuild, (vii) marketing investment, (viii) supply chain evolution, (ix) analytics capabilities, and (x) building talent to support growth. These strategic initiative performance targets were evaluated based on Committee discretion.

HEYDUDE Brand (1)
2022 Performance Targets	Weighting	Actual Performance	Weighted 2022 Actual Performance as a Percentage of Target
HEYDUDE Brand adjusted EBIT (2): $224.8 million	40.0%	$276.0 million (157.0% payout)	62.8%
Global adjusted free cash flow (3): $759.4 million	40.0%	$791.1 million (110.4% payout)	44.2%
Objectives associated with HEYDUDE Brand strategic initiative performance (4)	20.0%	4 of 7 Targets Achieved (80.0% payout)	16.0%
TOTAL:			123.0%
(1) The HEYDUDE Brand scorecard is applicable to Mr. Blackshaw.
(2) HEYDUDE Brand adjusted EBIT is calculated by excluding interest expenses, tax expense, foreign currency changes, and non-recurring entries from generally accepted accounting principles (“GAAP”) net income attributable to common stockholders, such as a step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022 and other costs.
(3) Global adjusted free cash flow is calculated by modifying global adjusted EBIT by: subtracting capital expenditures; adding year-over-year changes in inventory, accounts receivable and accounts payable; and adding depreciation, amortization and stock-based compensation expenses.
(4) The HEYDUDE Brand strategic initiative performance targets related to: (i) product architecture, (ii) building the HEYDUDE Brand, (iii) growing digital commerce, (iv) evolving the operating model, (v) managing the U.S. market, (vi) driving international efforts, and (vii) building talent to support growth. These strategic initiative performance targets were evaluated based on Committee discretion.

Long-Term Equity Awards. The Committee grants long-term equity awards annually to the named executive officers in order to provide long-term performance-based compensation, to encourage the named executive officers to continue their employment throughout the vesting periods of the awards, and to align management and stockholder interests. The awards vest over a three-year period, which also assists with long-term incentives and retention. We believe that a significant portion of each named executive officer’s compensation should be in the form of equity awards. For 2022, the amount of long-term incentive awards granted to our named executive officers was based on a review of market practices by Meridian, the Committee’s independent compensation consultant, the recommendations of the Chief Executive Officer (for executive officers other than himself), personal performance, internal equity, and expected future contributions, among other factors.

2022 Long-Term Performance Incentive Program. In 2022, all of our named executive officers received grants of time-based RSUs and PSUs, 67% of which were PSUs earned based on satisfaction of performance goals and 33% of which were time-based RSUs that vest based on continued service. The material terms of these 2022 time-based RSU and PSU awards were as follows:

Time-Based RSUs	Performance-Based RSUs
	Performance Goals	Potential Awards	Further Time Vesting
Vest in three annual installments beginning one year after the date of grant	Achievement of 2022 financial performance targets for adjusted revenue and adjusted EBITDA operating margin and the Committee’s determination of achievement of ESG progress	Executive may earn from 50% to 200% of the target number of PSUs based on the level of achievement of the performance goal - no PSUs are earned if performance falls below established threshold goals	Earned PSUs vest 33% upon satisfaction of performance goal and 33% in each of the next two years

The Committee grants performance-based awards to support our pay-for-performance philosophy and better align the interests of our named executive officers with those of our stockholders. The Committee grants time-based RSUs because it generally believes that full-value awards such as time-based RSUs offer a stronger retention incentive than stock options while also providing alignment with stockholders. In addition, time-based RSUs and PSUs are less dilutive to our current stockholders as fewer time-based RSUs and PSUs are necessary to provide the same equity benefit compared to stock options.

The Committee retained adjusted revenue and adjusted EBITDA operating margin as the financial performance metrics for the 2022 PSU grant because it continues to view these metrics as primary drivers of enhanced stockholder value and appropriate measures of performance given our continued, successful growth. In addition, the Committee added a non-financial performance metric related to progress against various predetermined ESG-related strategic initiatives that reflect our current priorities, to emphasize our commitment to ESG. Accordingly, the financial performance metrics were weighted at 47.5% each and ESG progress was weighted at 5.0%. The PSUs granted in 2022 were earned at 90.0% of target because 2022 adjusted revenue was approximately 83.5% of target, adjusted EBITDA operating margin was approximately 95.2% of target, and ESG process was determined by the Committee to be approximately 101% of target.

2022 PSU Targets	Actual Performance	Weighting	Weighted 2022 Actual Performance as a Percentage of Target
Revenue (1): $3,859.1 million	$3,668.3 million	47.5%	39.7%
Adjusted EBITDA operating margin (2): 29.4%	28.9%	47.5%	45.2%
ESG Progress (3)	All 4 Targets Achieved	5%	5.1%
TOTAL:			90.0%
(1) Adjusted revenue is calculated by adjusting GAAP revenue for items related to the shutdown of our direct operations in Russia.
(2) Adjusted EBITDA operating margin is calculated by modifying adjusted EBIT and dividing by adjusted revenue.
(3) The ESG Progress performance target required progress towards: (1) bio-resin production readiness, (2) our environmental sustainability efforts, (3) our community and inclusivity efforts, and (4) certain governance best practices, in each case, as determined by the Committee in its discretion. The Committee determined that all four of the performance targets were fully achieved.

2023 Performance Metrics

For 2023, the Committee determined it was appropriate to introduce a 3-year PSU component into our long-term incentive program. As such, it will be comprised of two financial metrics: (1) Adjusted EBITDA operating margin and (2) Adjusted 3-year cumulative revenue, defined as three-year cumulative enterprise net revenues, adjusted on a constant currency basis as of the date of grant. The Committee has adopted an extended grant-to-vest schedule for the cumulative revenue portion of our long-term incentive program to ensure our most senior leaders have a heightened focus on our long-term performance goals and to further align with stockholder interests, while maintaining focus on Adjusted EBITDA operating margin and senior leader retention. The Committee will continue to use the same financial metrics for the short-term incentive scorecards; however, our non-financial metrics have been more narrowly defined and are brand specific. To that end, our ESG initiative will be an added component to each of the non-financial metrics in all three of our short-term incentive scorecards to increase focus on near-term goals.

Other Benefits

We provide other benefits to our named executive officers in order to achieve a competitive pay package. The Committee believes that those benefits, which are detailed in the Summary Compensation Table under the heading “All Other Compensation,” are reasonable, competitive and consistent with our overall executive compensation program. Those benefits consist of annual executive physical examinations beyond those covered by our general health insurance programs.

Ms. Mehlman received a one-time cash bonus of $100,000 relating to her significant leadership work on the HEYDUDE acquisition. Refer to “Compensation Tables—Summary Compensation Table” (below).

Post-Employment Compensation

Change in Control Benefits. In 2013, we approved and adopted the Change in Control Plan, which was amended and restated in 2014, and further amended and restated in 2018 (“CIC Plan”), for eligible employees, including the named executive officers. The CIC Plan contains a “double-trigger” whereby if a “change in control” occurs and the participant’s employment is terminated by us without “cause” or the participant resigns for “good reason” within the two-year period following the “change in control,” the participants will be entitled to accelerated vesting of certain equity awards and a multiple of salary and bonus. The Committee believes that this approach will enhance stockholder value in the context of an acquisition, and align executives with the interests of our stockholders. The 2018 amendment and restatement of the CIC Plan made certain changes to further align the CIC Plan with market practices and good governance such as, among other things, removing the right to certain continued health coverage benefits and expressly requiring participants to agree to certain restrictive covenants, including non-competition and non-solicitation, in order to receive benefits under the CIC Plan following a “change in control.” For a more detailed discussion of the CIC Plan and definitions of “change in control,” “cause,” and “good reason” under the CIC Plan, see “Potential Payments on Termination or Change in Control” below.

Offer Letters. In connection with the appointment to their respective positions, we negotiated and entered into offer letters with each of Messrs. Rees, Blackshaw, and Michaels, and Mss. Poole, Mehlman, and Boltz setting forth, among other things, the initial terms of their base salary, target bonus, and long-term equity targets along with the terms of certain sign-on equity awards. The offer letters also provide that if the executive is terminated by us without “cause” (as defined in the offer letter) or if the executive resigns for “good reason” (as defined in the offer letter), subject to execution of a general release of claims, the executive will be entitled to receive a lump sum payment equal to the executive’s then-current base salary plus an amount equal to the then-current target annual bonus. If the executive is terminated by us without “cause,” resigns for “good reason” or in the event of death or “disability” (as defined in the Company’s equity incentive plan), the executive will be entitled to certain vesting of equity awards. The offer letters also provide that the executives are eligible to participate in the CIC Plan. The offer letters contain non-competition and non-solicitation covenants which restrict the executives from taking part in certain competitive activities for a period of one year following their termination of employment with us. On September 28, 2022, we and Ms. Boltz agreed that she would separate from her position with the Company, effective October 14, 2022. For a more detailed discussion of the offer letters, definitions of “cause” and “good reason,” and Ms. Boltz’s separation letter, see “Potential Payments on Termination or Change in Control” below.

The post-employment benefits provided in the offer letters were negotiated between the Committee and each executive in advance of the executive accepting employment as an executive with us. The Committee believed that such severance benefits were reasonable and necessary to induce each executive to accept employment with us.

Additional Considerations

In addition to designing our compensation plans to achieve the objectives outlined above, the Committee seeks to implement corporate governance best practices to align the interests of our executive officers with the interests of our stockholders. A summary of some of those compensation policies is set forth below.

Stock Ownership Guidelines	We maintain our stock ownership guidelines to ensure that our executive officers have a meaningful stake in our equity and to further align the interests of our executives with the long-term interests of our stockholders. The guidelines require that each of our named executive officers own shares of our common stock in an amount equal in value to a specified multiple (5x for our Chief Executive Officer and 3x for all other named executive officers) of such named executive officer’s base salary, to be achieved by the fifth anniversary of (i) the adoption of the modified guidelines (for our existing executive officers) or (ii) the date of hire for new executive officers. All of our executive officers are making progress towards their respective ownership multiples and are still within the five-year phase-in period for compliance.
Clawback Policy	Under our Recovery of Executive Compensation Policy, at the discretion of the Committee, executives may be required to repay awards to us if within two years of an award under our annual incentive plan and equity incentive plan: (i) we are required to restate our financial statements due to fraud or willful misconduct involving the executive; or (ii) the executive took part in any fraud, negligence or breach of fiduciary duty.

We have also adopted a policy whereby any annual and longer-term incentive compensation awards granted to management will be subject to any other clawback or recoupment policy adopted by us, including pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We will also adopt a clawback policy to comply with the listing standards of any national securities exchange on which our securities are listed as required under Rule 10D-1 of the Exchange Act (or other applicable law).
Prohibition on Hedging and Pledging	We do not allow our management or directors to engage in hedging transactions on our stock or to pledge our stock to secure loans or other obligations. A description of our anti-hedging and anti-pledging policy can be found in “Corporate Governance—Anti-Hedging and Anti-Pledging Policy”.
No Tax Gross-Ups in our CIC Agreements	None of our change in control agreements with our executive officers contain excise tax gross-up provisions.
Double Trigger Provisions in our CIC Agreements	We maintain a reasonable change in control plan. The CIC Plan provides for “double-trigger” vesting with a definition of “change in control” consistent with our stockholder-approved equity plans. In order to keep management focused on the best interests of our stockholders during potentially uncertain periods, the CIC Plan provides our named executive officers with reasonable compensation protections upon a change in control followed by a termination without cause or for good reason.
Equity Granting Practices	The Committee has generally determined to make our annual equity award grants at the regular meeting of the Committee held in the first quarter of each year. The Committee meeting date, or the next business day if the meeting falls on a day where the Nasdaq Global Select Market is closed for trading, is typically the effective grant date for the grants.

We also may grant equity awards (e.g., options, restricted stock) to recognize increased responsibilities or special contributions, attract new hires, retain executives or recognize certain other special circumstances that occur throughout the year. The effective date of these grants is determined based on the timing of the recognition or recruitment event and approved on or in advance of the effective date of the grant. The exercise/grant price is the fair market value of our common stock on the effective date. The Committee approves all equity grants to executive officers. We do not permit repricing of stock options without stockholder approval.
Accounting Considerations
ASC Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, time-based RSUs and PSUs under our equity incentive award plans will be accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Tracy Gardner (Chairperson)
Ronald L. Frasch
Beth J. Kaplan

COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding compensation earned for services rendered during fiscal years 2022, 2021, and 2020 for each of our named executive officers (“NEOs”):

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Andrew Rees	2022	1,100,000	—	7,249,910	1,551,000	46,650	9,947,560
Chief Executive Officer	2021	1,100,000	—	11,889,515	2,755,500	40,905	15,785,920
	2020	984,231	—	6,999,974	2,044,740	50,925	10,079,870
Michelle Poole	2022	700,000	—	874,907	560,000	15,222	2,150,129
Executive Vice President, Brand President for Crocs	2021	700,000	—	4,069,707	1,169,000	25,496	5,964,203
	2020	585,769	—	2,349,886	829,562	26,799	3,792,016
Anne Mehlman	2022	632,693	100,000	649,902	535,258	13,022	1,930,875
Executive Vice President and Chief Financial Officer	2021	575,000	—	3,227,098	720,188	25,268	4,547,554
	2020	543,654	—	1,249,964	677,665	25,260	2,496,543
Richard Blackshaw (4)	2022	650,000	—	552,382	599,625	12,991	1,814,998
Executive Vice President, Brand President for HEYDUDE
Adam Michaels	2022	575,000	—	488,678	486,450	15,222	1,565,350
Executive Vice President, Chief Digital Officer
Elaine Boltz (5)	2022	512,500	—	552,382	—	1,080,716	2,145,598
Former Executive Vice President and Chief Operations and Transformation Officer	2021	638,462	—	3,744,676	799,673	17,254	5,200,065
	2020	466,154	—	1,309,943	581,061	67,757	2,424,915
(1) The bonus column includes a one-time cash award of $100,000 for Ms. Mehlman relating to her significant leadership work on the HEYDUDE acquisition in 2022.
(2) Amounts shown reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The grant date fair value of stock awards, which are comprised of time-based RSUs and PSUs, includes the grant date fair value for the PSUs calculated based on the target amount for the award period commencing in the year indicated. For 2022, the total aggregate grant date fair value of stock awards, including the time-based RSUs granted in March 2022 and the PSUs granted in and March 2022, assuming the highest level of payout for performance against assigned targets would be as follows: $12.1 million for Mr. Rees, $1.5 million for Ms. Poole, $1.1 million for Ms. Mehlman, $0.9 million for Mr. Blackshaw, $0.8 million for Mr. Michaels, and $0.9 million for Ms. Boltz.
(3) All other compensation for 2022 represents the following: (i) Company matches to employee 401(k) contributions in the amounts of $12,200 for Messrs Rees, Blackshaw, and Michaels and Mss. Poole and Mehlman, and $10,600 for Ms. Boltz (ii) executive healthcare screenings paid by us in the amount of $2,200 for Mss. Poole and Mehlman (iii) group term life insurance premiums paid-in full by us in the amount of $822 for Messrs. Rees and Michaels and Mss. Poole and Mehlman, $791 for Mr. Blackshaw, and $696 for Ms. Boltz; and (iv) Company-provided apartment of $33,628 for Mr. Rees.
(4) Mr. Blackshaw commenced service as our Executive Vice President, Brand President for HEYDUDE in March 2022.
(5) On September 28, 2022, we and Ms. Boltz agreed that she would separate from her position with the Company, effective October 14, 2022. Ms. Boltz was entitled to the payments and benefits relating to her separation from the Company as set forth in her employment letter with the Company, as well as a special one-time discretionary lump sum payment of $419,420, less applicable taxes and withholdings, which is included within All other compensation in the table above. Refer to the details of her separation letter within the “Potential Payments on Termination or Change in Control” section below.

Grants of Plan-Based Awards Table
The following table provides information for each of our NEOs regarding annual and long-term incentive award opportunities, including the range of potential payouts under our non-equity annual incentive plan and our PSUs granted during fiscal year 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Type of Award	Grant Date	Threshold ($)	Target ($) (1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Rees	Annual Incentive Award		825,000	1,650,000	3,300,000	—	—	—	—	—
	Time-Based RSUs	3/3/22	—	—	—	—	—	—	31,059	2,392,475
	PSUs	3/3/22	—	—	—	31,530	63,059	126,118	—	4,857,435
Michelle Poole	Annual Incentive Award		350,000	700,000	1,400,000	—	—	—	—	—
	Time-Based RSUs	3/3/22	—	—	—	—	—	—	3,748	288,709
	PSUs	3/3/22	—	—	—	3,805	7,610	15,220	—	586,198
Anne Mehlman	Annual Incentive Award		284,712	569,423	1,138,847	—	—	—	—	—
	Time-Based RSUs	3/3/22	—	—	—	—	—	—	2,784	214,451
	PSUs	3/3/22	—	—	—	2,827	5,653	11,306	—	435,451
Richard Blackshaw	Annual Incentive Award		243,750	487,500	975,000	—	—	—	—	—
	Time-Based RSUs	3/3/22	—	—	—	—	—	—	2,366	182,253
	PSUs	3/3/22	—	—	—	2,403	4,805	9,610	—	370,129
Adam Michaels	Annual Incentive Award		258,750	517,500	1,035,000	—	—	—	—	—
	Time-Based RSUs	3/3/22	—	—	—	—	—	—	2,093	161,224
	PSUs	3/3/22	—	—	—	2,126	4,251	8,502	—	327,454
Elaine Boltz	Annual Incentive Award		—	—	—	—	—	—	—	—
	Time-Based RSUs	3/3/22	—	—	—	—	—	—	2,366	182,253
	PSUs	3/3/22	—	—	—	2,403	4,805	9,610	—	370,129
(1) This represents the target annual incentive award. The incentives awarded were based on the actual amount of salary received in 2022, as disclosed in the “Summary Compensation Table” (above).
(2) Amounts shown reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The grant date fair value of stock awards, which are comprised of time-based RSUs and PSUs, includes the grant date fair value for the PSUs calculated based on the target amount for the award period commencing in the year indicated. For 2022, the total aggregate grant date fair value of stock awards, including the time-based RSUs granted in March 2022 and the PSUs granted in March 2022, assuming the highest level of payout for performance against assigned targets would be as follows: $12.1 million for Mr. Rees, $1.5 million for Ms. Poole, $1.1 million for Ms. Mehlman, $0.9 million for Mr. Blackshaw, $0.8 million for Mr. Michaels, and $0.9 million for Ms. Boltz.

Annual Incentive Awards. In 2022, annual incentive amounts were paid at 94% of target for NEOs on the Crocs, Inc. Enterprise scorecard, 80% of target for NEOs on the Crocs Brand scorecard, and 123% of target for NEOs on the HEYDUDE

Brand scorecard, in each case, as reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” set forth above. The amounts shown for non-equity incentive plan awards represent the target and maximum amounts of annual cash incentive compensation that, depending on performance results, might have been paid to each executive for 2022 performance contingent on achievement of specified levels of the applicable financial and non-financial metrics discussed above. The potential payments were contingent on achieving the target level of performance with ranges from zero to 200% of the executive’s annual incentive target. These awards are described in further detail under “Compensation Discussion and Analysis” above.

Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units. The amounts shown for equity incentive plan awards represent the number of time-based RSUs and PSUs awarded to the NEOs in 2022 and the grant date fair values of the time-based RSUs and PSUs determined in accordance with FASB ASC 718. The amounts shown for time-based RSUs and PSUs granted to our NEOs represent awards of time-based RSUs and PSUs as part of a performance incentive plan. Time-based RSUs vest in three equal annual installments beginning one year after the date of grant based on continued employment. PSUs vest in three equal annual installments beginning one year after the grant date, pending certification of performance achievement by the Compensation Committee and subject to continued employment. The number of PSUs awarded may be earned between 50% and 200% of the target number of PSUs, contingent on the level of adjusted revenue and adjusted operating margin performance goals achieved.

Offer Letters. We have entered into offer letters with Messrs. Rees, Blackshaw, and Michaels and Mss. Poole, Mehlman, and Boltz, which provide for certain initial compensation and other benefits. In October 2022, Ms. Boltz separated from the Company. Refer to the details of Ms. Boltz’s separation letter within the Potential Payments on Termination or Change in Control section below.

Salary and Bonus in Proportion to Total Compensation. As noted in “Compensation Discussion and Analysis” above, we believe that a substantial portion of each NEO’s compensation should be in the form of performance-based annual incentive awards and equity awards. Base salary of the NEOs is set at levels that the Compensation Committee believes are competitive with our peer companies, with the expectation that shortfalls in base pay, if any, will be recouped through performance bonuses. The Compensation Committee believes that our current program substantially aligns the compensation of our NEOs with the compensation of executive officers of our peer companies, while also permitting the Compensation Committee to provide incentives to the NEOs to pursue performance that increases stockholder value. Please see “Compensation Discussion and Analysis” for a description of the objectives of our compensation program and overall compensation philosophy.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding options and unvested time-based RSUs and PSU awards held by our NEOs as of December 31, 2022. Market values for outstanding stock awards are presented as of the end of 2022 based on the closing price of our common stock on the Nasdaq Global Select Market on December 30, 2022 of $108.43 per share.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Andrew Rees	200,000	—	6.98	06/01/27	245,410	(2)	26,609,777	(2)	63,059	6,837,487
Michelle Poole	—	—	—	—	64,665	(3)	7,011,663	(3)	7,610	825,152
Anne Mehlman	—	—	—	—	45,539	(4)	4,937,808	(4)	5,653	612,955
Richard Blackshaw	—	—	—	—	4,751	(5)	515,151	(5)	19,113	2,072,423
Adam Michaels	—	—	—	—	33,349	(6)	3,616,042	(6)	4,251	460,936
Elaine Boltz	—	—	—	—	22,608	(7)	2,451,385	(7)	—	—
(1) The aggregate number of PSUs was calculated based on the achievement of target performance.
(2) Represents the unvested portion of five time-based RSU and PSU grants for: (i) 148,864 time-based RSUs and PSUs awarded on March 4, 2020, of which 33% vest in three equal annual installments on March 4, 2021, March 4, 2022, and March 4, 2023 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 139,683 shares were “earned” pursuant to the Compensation Committee certification on February 19, 2021 and vest in three equal annual installments on March 4, 2021, March 4, 2022, and March 4, 2023 based on continued employment; (ii) 81,833 time-based RSUs awarded on August 3, 2020, that vest in three equal annual installments on August 3, 2021, August 3, 2022, and August 3, 2023 based on continued employment; (iii) 108,510 PSUs awarded January 11, 2021, of which 100% of the target number of shares would be earned if, between the date of grant and the fourth anniversary of the date of grant, the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 200% (the “2x Performance Condition) of the starting price of $64.51 per share (the “Starting Price”), 50% of the target number of shares would be earned if the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 175% (the “1.75x Performance Condition) of the Starting Price and 25% of the target number of shares would be earned if the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 150% (the “1.5x Performance Condition) of the Starting Price, and once a performance hurdle was met or exceeded, 33% of the “earned” portion of the PSUs would vest immediately, and the remaining 67% will be subject to continued employment, with 33% vesting one year later and the remaining 33% vesting two years later, but in no case later than the fourth anniversary of the award. If the 2x Performance Condition is met before the first anniversary of the date of grant, one-fourth of the earned units will vest immediately and become payable and one-fourth will vest and become payable on each of the first, second, and third anniversaries of the date the 2x Performance Condition is satisfied. On May 26, 2021, the 1.5x Performance Condition was met and 27,127 shares were earned. On July 22, 2021, the 1.75x Performance Condition was met and 27,127 shares were earned. On August 17, 2021, the 2x Performance Condition was met and 54,256 shares were earned; (iv) 70,866 time-based RSUs and PSUs awarded on March 3, 2021, of which 33% vest in three equal annual installments on March 3, 2022, March 3, 2023, and March 3, 2024 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 94,536 shares were “earned” pursuant to the Compensation Committee certification on February 11, 2022 and will vest in three equal annual installments on March 3, 2022, March 3, 2023, and March 3, 2024 based on continued employment; and (v) 94,118 time-based RSUs and PSUs awarded on March 3, 2022, of which 33% vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 56,705 shares were “earned” pursuant to the Compensation Committee certification on February 17, 2023 and will vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment.
(3) Represents the unvested portion of six time-based RSU and PSU grants for (i) 31,632 time-based RSUs and PSUs awarded on March 4, 2020, of which 50% vest in three equal annual installments on March 4, 2021, March 4, 2022, and March 4, 2023 based on continued employment, and of which up to 50% (up to 200%) could be earned based on achievement of performance metrics, of which 22,257 shares were “earned” pursuant to the Compensation Committee certification on February 19, 2021 and vest in three equal annual installments on March 4, 2021, March 4, 2022, and March 4, 2023 based on continued employment; (ii) 13,638 time-based RSUs awarded on August 3, 2020, that vest in three equal annual installments on August 3, 2021, August 3, 2022, and August 3, 2023 based on continued employment; (iii) 25,627 time-based RSUs awarded on September 10, 2020, that vest in three equal annual installments on September 10, 2021, September 10, 2022, and September 10, 2023 based on continued employment (iv) 54,255 PSUs awarded January 11, 2021, of which 100% of the target number of shares would be earned if, between the date of grant and the fourth anniversary of the date of grant, the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 200% (the “2x Performance Condition) of the starting price of $64.51 per share (the “Starting Price”), 50% of the target number of shares would be earned if the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 175% (the “1.75x Performance Condition) of the Starting Price and 25% of the target number of shares would be earned if the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 150% (the “1.5x Performance Condition) of the Starting Price, and once a performance hurdle was met or exceeded, 33% of the “earned” portion of the RSUs would vest immediately, and the remaining 67% will be subject to continued employment, with 33% vesting one year later and the remaining 33% vesting two years later, but in no case later than the fourth anniversary of the award. If the 2x Performance Condition is met before the first anniversary of the date of grant, one-fourth of the earned units vest immediately and become payable and one-fourth will vest and become payable on each of the first, second, and third anniversaries of the date the 2x Performance Condition is satisfied. On May 26, 2021, the 1.5x Performance Condition was met and 13,564 shares were earned. On July 22, 2021, the 1.75x Performance Condition was met and 13,564 shares were earned. On August 17, 2021, the 2x Performance Condition was met and 27,127 shares were earned; (v) 11,273 time-based RSUs and PSUs awarded on March 3, 2021, of which 33% vest in three equal annual installments on March 3, 2022, March 3, 2023, and March 3, 2024 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 15,038 shares were “earned” pursuant to the Compensation Committee certification on February 11, 2022 and vest in three equal annual installments on March 3, 2022, March 3, 2023, and March 3, 2024 based on continued employment; and (vi) 11,358 time-based RSUs and PSUs awarded on March 3, 2022, of which 33% vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 6,842 shares were “earned” pursuant to the Compensation Committee certification on February 17, 2023 and will vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment.
(4) Represents the unvested portion of five time-based RSU and PSU grants for: (i) 27,912 time-based RSUs and PSUs awarded on March 4, 2020, of which 33% vest in three equal annual installments on March 4, 2021, March 4, 2022, and March 4, 2023 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 26,187 shares were “earned” pursuant to the Compensation Committee certification on February 19, 2021 and will vest in three equal annual installments on March 4, 2021, March 4, 2022, and March 4, 2023 based on continued employment; (ii) 13,638 time-based RSUs awarded on August 3, 2020, that vest in three equal annual installments on August 3, 2021, August 3, 2022, and August 3, 2023 based on continued employment; (iii) 46,504 PSUs awarded January 11, 2021, of which 100% of the target number of shares would be earned if, between the date of grant and the fourth anniversary of the date of grant, the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 200% (the “2x Performance Condition) of the starting price of $64.51 per share (the “Starting Price”), 50% of the target number of shares would be earned if the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 175% (the “1.75x Performance Condition) of the Starting Price and 25% of the target number of shares would be earned if the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 150% (the “1.5x Performance Condition) of the Starting Price, and once a performance hurdle was met or exceeded, 33% of the “earned” portion of the PSUs would vest immediately, and the remaining 67% will be subject to continued employment, with 33% vesting one year later and the remaining 33% vesting two years later, but in no case later than the fourth anniversary of the award. If the 2x Performance Condition is met before the first anniversary of the date of grant, one-fourth of the earned units will vest immediately and become payable and one-fourth will vest and become payable on each of the first, second, and third anniversaries of the date the 2x Performance Condition is satisfied. On May 26, 2021, the 1.5x Performance Condition was met and 11,626 shares were earned. On July 22, 2021, the 1.75x Performance Condition was met and 11,626 shares were earned. On August 17, 2021, the 2x Performance Condition was met and 23,252 shares were earned; (iv) 6,297 time-based RSUs and PSUs awarded on March 3, 2021, of which 33% vest in three equal annual installments on March 3, 2022, March 3, 2023, and March 3, 2024 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 8,400 shares were “earned” pursuant to the Compensation Committee certification on February 11, 2022 and vest in three equal annual installments on March 3, 2022, March 3, 2023, and March 3, 2024 based on continued employment; and (v) 8,437 time-based RSUs and PSUs awarded on March 3, 2022, of which 33% vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 5,080 shares were “earned” pursuant to the Compensation Committee certification on February 17, 2023 and vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment.
(5) Represents the unvested portion of two time-based RSU and PSU grants for: (i) 17,885 time-based RSUs and PSUs awarded on December 22, 2021, of which 20% vest in three equal annual installments on December 22, 2022, December 22, 2023, and December 22, 2024 based on continued employment, and of which up to 80% could be earned if, between the date of acquisition by the Company of HEYDUDE (the “Acquisition Date”) and the fourth anniversary of the Acquisition Date, the Company achieves $2.0 billion in annual revenue with a minimum of 25% EBITDA Margin for the HEYDUDE Brand, which is defined as adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) divided by revenue, (the “$2.0B Performance Condition”), 40% could be earned if, between Acquisition Date and the fourth anniversary of the Acquisition Date, the Company achieves $1.5 billion in Annual Revenue with a minimum of 25% EBITDA Margin (the “$1.5B Performance Condition”) and 20% could be earned if between the Acquisition Date and the fourth anniversary of the Acquisition Date, the Company achieves $1.0 billion in Annual Revenue with a minimum of 25% EBITDA Margin (the “$1.0B Performance Condition”), and once a performance hurdle is met or exceeded, 33% of the “earned” portion of the PSUs would vest immediately, and the remaining 67% will be subject to continued employment, with 33% vesting one year later and the remaining 33% vesting two years later, but in no case later than the fourth anniversary of the award. Had the $2.0B Performance Condition been met during the first 12 months after the Acquisition Date, one-fourth of the earned units would have vested immediately and become payable and one-fourth would have vested and become payable on each of the first, second, and third anniversaries of the date the $2.0B Performance Condition was satisfied; and (ii) 7,171 time-based RSUs and PSUs awarded on March 3, 2022, of which 33% vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 4,316 shares were “earned” pursuant to the Compensation Committee certification on February 17, 2023 and will vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment.
(6) Represents the unvested portion of five time-based RSU and PSU grants for: (i) 13,024 time-based RSUs and PSUs awarded on March 4, 2020, of which 50% vest in three equal annual installments on March 4, 2021, March 4, 2022, and March 4, 2023 based on continued employment, and of which up to 50% (up to 200%) could be earned based on achievement of performance metrics, of which 9,162 shares were “earned” pursuant to the Compensation Committee certification on February 19, 2021 and vest in three equal annual installments on March 4, 2021, March 4, 2022, and March 4, 2023 based on continued employment; (ii) 5,455 time-based RSUs awarded on August 3, 2020, that will vest in three equal annual installments on August 3, 2021, August 3, 2022, and August 3, 2023 based on continued employment; (iii) 46,504 PSUs awarded January 11, 2021, of which 100% of the target number of shares would be earned if, between the date of grant and the fourth anniversary of the date of grant, the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 200% (the “2x Performance Condition) of the starting price of $64.51 per share (the “Starting Price”), 50% of the target number of shares would be earned if the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 175% (the “1.75x Performance Condition) of the Starting Price and 25% of the target number of shares would be earned if the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 150% (the “1.5x Performance Condition) of the Starting Price, and once a performance hurdle was met or exceeded, 33% of the “earned” portion of the PSUs would vest immediately, and the remaining 67% will be subject to continued employment, with 33% vesting one year later and the remaining 33% vesting two years later, but in no case later than the fourth anniversary of the award. If the 2x Performance Condition is met before the first anniversary of the date of grant, one-fourth of the earned units will vest immediately and become payable and one-fourth will vest and become payable on each of the first, second, and third anniversaries of the date the 2x Performance Condition is satisfied. On May 26, 2021, the 1.5x Performance Condition was met and 11,626 shares were earned. On July 22, 2021, the 1.75x Performance Condition was met and 11,626 shares were earned. On August 17, 2021, the 2x Performance Condition was met and 23,252 shares were earned; (iv) 4,830 time-based RSUs and PSUs awarded on March 3, 2021, of which 50% vest in three equal annual installments on March 3, 2022, March 3, 2023, and March 3, 2024 based on continued employment, and of which up to 50% (up to 200%) could be earned based on achievement of performance metrics, of which 4,830 shares were “earned” pursuant to the Compensation Committee certification on February 11, 2022 and vest in three equal annual installments on March 3, 2022, March 3, 2023, and March 3, 2024 based on continued employment; and (v) 6,344 time-based RSUs and PSUs awarded on March 3, 2022, of which 33% vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 3,816 shares were “earned” pursuant to the Compensation Committee certification on February 17, 2023 and will vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment.

(7) Represents the unvested portion of one PSU grant for: 54,255 PSUs awarded January 11, 2021, of which 100% of the target number of shares would be earned if, between the date of grant and the fourth anniversary of the date of grant, the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 200% (the “2x Performance Condition) of the starting price of $64.51 per share (the “Starting Price”), 50% of the target number of shares would be earned if the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 175% (the “1.75x Performance Condition) of the Starting Price and 25% of the target number of shares would be earned if the 30 trading day average of the daily volume weighted average per share trading price met or exceeded 150% (the “1.5x Performance Condition) of the Starting Price, and once a performance hurdle was met or exceeded, 33% of the “earned” portion of the PSUs would vest immediately, and the remaining 67% will be subject to continued employment, with 33% vesting one year later and the remaining 33% vesting two years later, but in no case later than the fourth anniversary of the award. If the 2x Performance Condition is met before the first anniversary of the date of grant, one-fourth of the earned units will vest immediately and become payable and one-fourth will vest and become payable on each of the first, second, and third anniversaries of the date the 2x Performance Condition is satisfied. On May 26, 2021, the 1.5x Performance Condition was met and 13,564 shares were earned. On July 22, 2021, the 1.75x Performance Condition was met and 13,564 shares were earned. On August 17, 2021, the 2x Performance Condition was met and 27,127 shares were earned. In October 2022, Ms. Boltz separated from the Company. Equity awards previously granted to Ms. Boltz under the Company’s 2020 Equity Incentive Plan and any other relevant plans will continue to vest or be cancelled in accordance with the terms of the applicable plan and award agreements.

Options Exercised and Stock Vested

The following table sets forth information for each of our NEOs regarding stock awards vested during 2022:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Andrew Rees	247,581	19,336,847
Michelle Poole	59,521	4,290,070
Anne Mehlman	44,722	3,126,973
Richard Blackshaw	1,192	122,120
Adam Michaels	34,435	2,436,662
Elaine Boltz	36,117	2,588,871
(1) For stock awards, the value realized is based on the closing price of our common stock on the vesting date.

No stock options were exercised by our NEOs during 2022.

Potential Payments on Termination or Change in Control

Change in Control Plan (“CIC Plan”)

Our NEOs are participants in the CIC Plan, which was initially adopted by the Board in June 2013 and amended and restated in March 2014, and further amended and restated in September 2018. Under the CIC Plan, if a “change in control” (as defined below) occurs, and the NEO’s employment is terminated by us without “cause” (as defined below) or the NEO resigns for “good reason” (as defined below) within the two-year period following the change in control (a “double-trigger”), the NEO will be entitled to the following payments and benefits:

•an amount equal to (A) the annual bonus such NEO would have received for the fiscal year of such NEO’s termination of employment but for the fact that such termination occurred, as determined by the Compensation Committee, multiplied by a fraction the numerator of which is the number of days such NEO was employed by the Company during such fiscal year and the denominator of which is 365, and (B) such NEO’s severance payment percentage times the sum of (i) the NEO’s annual base salary in effect on the date immediately prior to the change in control and (ii) the greater of (x) the NEO’s target annual bonus for the year in which the change in control occurs and (y) the average annual bonus payments actually made to the NEO in the three years prior to the year in which the change in control occurs;
•full vesting of any time-based equity awards held by the NEO; and
•vesting at the target performance level of any performance-based equity awards held by the NEO.
Each of the foregoing benefits is conditioned on the participant executing a release of claims in favor of us following termination. The CIC Plan also contains certain confidentiality, non-solicitation and non-competition covenants.
The definition of “change in control” in the CIC Plan is consistent with the definition in our stockholder-approved equity plan. “Change in control” is generally defined in the CIC Plan to mean any one of the following: (i) any person becomes the beneficial owner of 35% or more of our common stock or voting securities, with certain exceptions; (ii) incumbent directors (including those nominees subsequently nominated or elected by incumbent directors) cease to constitute a majority of the members of the Board; (iii) consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, unless (a) after the transaction, the beneficial owners of our common stock and voting securities immediately prior to the transaction retain more than 50% of such common stock and voting securities of the entity resulting from the transaction, (b) no person immediately after the merger beneficially owns 35% or more of the voting power of the entity resulting from the transaction (except to the extent that such ownership existed with respect to the Company prior to the transaction), and (c) at least a majority of the members of the board of directors of the entity resulting from the transaction shall have been members of the incumbent board at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; or (iv) stockholder approval of a complete liquidation or dissolution of the Company.

“Cause” is defined in the CIC Plan to mean, with respect to any participant: (i) the participant’s conviction, or guilty or no contest plea, to any felony; (ii) any act of fraud by the participant related to or connected with the participant’s employment by the Company; (iii) the participant’s material breach of his or her fiduciary duty to the Company; (iv) the participant’s gross negligence or gross misconduct in the performance of duties reasonably assigned to the participant which causes material harm to the Company; (v) any willful violation by the participant of the Company’s codes of conduct or other rules or policies of the Company; or (vi) any entry of any court order or other ruling that prevents the participant from performing his or her material duties and responsibilities.

“Good reason” is defined in the CIC Plan to mean the existence of any one or more of the following conditions without the written consent of the participant: (i) the Company’s assignment to the participant of any duties inconsistent in any material negative respect with the participant’s authority, duties or responsibilities immediately prior to the change in control or any other action by the Company that results in a material diminution in such authority, duties or responsibilities; (ii) a material reduction in the participant’s base salary, as in effect immediately prior to the change in control; (iii) a material reduction in the participant’s target bonus and/or target long-term incentive opportunity, as in effect immediately prior to the change in control; (iv) relocation of the participant’s office more than 50 miles from the Company’s principal office immediately prior to the change in control; or (v) a material breach by the Company of the CIC Plan. To resign for “good reason,” a participant must provide certain notice to the Company, and the Company must fail to remedy the condition believed to constitute “good reason” within a specified time period.

Mr. Rees Offer Letter

The offer letter for Mr. Rees provides that if he is terminated by us without “cause” (as defined in his offer letter) or if he resigns for “good reason” (as defined in his offer letter), he will be entitled to receive a lump sum payment equal to his then-current base salary plus his then-current target annual bonus. In addition, if he is terminated by us without cause, resigns for good reason, or as a result of his death or disability (each a “Qualifying Termination”) (i) his outstanding time-based equity awards that would otherwise have vested in the calendar year of the Qualifying Termination (and any performance-based equity awards for which the performance metrics have already been satisfied prior to the Qualifying Termination) will vest based on the number of full months that have elapsed since the later of (A) the grant date of the applicable equity award and (B) the most recent vesting date of such equity award divided by 12; and (ii) a pro-rated percentage of his performance-based equity awards for which the performance period remains open at the time of the Qualifying Termination will remain outstanding and eligible to vest if the applicable performance metrics are satisfied for such performance-based equity awards by the end of the applicable performance period, with such percentage equal to the number of full months that have elapsed between the grant date of such award and the Qualifying Termination divided by 24 months.

Ms. Poole Offer Letter

The offer letter for Ms. Poole provides that if she is terminated by us without “cause” (as defined in her offer letter) or if she resigns for “good reason” (as defined in her offer letter), she will be entitled to receive a lump sum payment equal to her then-current base salary, less applicable taxes and withholdings. In addition, she will be eligible for executive outplacement at the President level, both of which are conditioned upon her signing the Company’s separation agreement and general release.

Ms. Mehlman Offer Letter

The offer letter for Ms. Mehlman provides that if she is terminated by us without “cause” (as defined in her offer letter) or if she resigns for “good reason” (as defined in her offer letter), she will be entitled to receive a lump sum payment equal to her then-current base salary, less applicable taxes and withholdings. In addition, she will be eligible for executive outplacement at the Executive Vice President level conditioned upon her signing the Company’s separation agreement and general release.

Mr. Blackshaw Offer Letter

The offer letter for Mr. Blackshaw provides that if he is terminated by us without “cause” (as defined in his offer letter) or if he resigns for “good reason” (as defined in his offer letter), he will be entitled to receive a lump sum payment equal to his then-current base salary, less applicable taxes and withholdings. In addition, he will be eligible for executive outplacement at the Executive Vice President level conditioned upon his signing the Company’s separation agreement and general release.

Mr. Michaels Offer Letter

The offer letter for Mr. Michaels provides that if he is terminated by us without “cause” (as defined in his offer letter) or if he resigns for “good reason” (as defined in his offer letter), he will be entitled to receive a lump sum payment equal to his then-current base salary, less applicable taxes and withholdings. In addition, he will be eligible for executive outplacement at the Executive Vice President level conditioned upon his signing the Company’s separation agreement and general release.

Ms. Boltz Separation Letter

In October 2022, Ms. Boltz separated from the Company. All amounts shown below represent the actual amount paid to her in connection with her separation. Upon execution of an effective separation and general release, Ms. Boltz was entitled to the payments and benefits relating to her separation from the Company as set forth in her employment offer letter with the Company, as well as a special one-time discretionary lump sum payment of $419,420, less applicable taxes and withholdings. In addition, equity awards previously granted to Ms. Boltz under the Company’s 2020 Equity Incentive Plan and any other relevant plans will continue to vest or be cancelled in accordance with the terms of the applicable plans and award agreements.

Below is a summary of the potential payments that each of our NEOs would have received upon the occurrence of the termination events specified below, assuming that each triggering event occurred on December 31, 2022.

	Involuntary Termination without Cause or Resignation for Good Reason		Involuntary Termination without Cause or Resignation for Good Reason within Two Years Following a Change in Control
Name	Severance ($)	Total ($)	Severance ($)	Bonus ($)	Acceleration of Equity Awards ($) (1)	Total ($)
Andrew Rees	2,750,000	2,750,000	8,276,850	1,551,000	28,568,811	38,396,661
Michelle Poole	700,000	700,000	2,800,000	560,000	7,060,419	10,420,419
Anne Mehlman	650,000	650,000	2,673,827	535,258	4,973,034	8,182,119
Richard Blackshaw	650,000	650,000	2,275,000	599,652	2,587,574	5,462,226
Adam Michaels	575,000	575,000	2,185,000	486,450	3,806,435	6,477,885
Elaine Boltz (2)	1,069,420	1,069,420	—	—	—	—
(1) Amounts based on the fair market value of our common stock of $108.43 per share, which was the closing price of our common stock on December 30, 2022, the last trading day of 2022, as reported on the Nasdaq Global Select Market.
(2) In October, 2022, Ms. Boltz separated from the Company. Therefore, all amounts shown above represent the actual amount paid to her in connection with her separation. Refer to the details of Ms. Boltz’s separation letter in the narrative above.

Non-Qualified Deferred Compensation Plan

The Crocs’ Executive Restoration Plan is our non-qualified deferred compensation plan (“NQDC Plan”) available to our most highly compensated employees, which includes our NEOs. The NQDC Plan is subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and established a Rabbi Trust with an independent trustee in order to fund benefits payable to the participants that timely enroll during an enrollment window that occurs prior to the start of a given calendar year. The plan allows for our NEOs to defer up to 100% of their eligible base salary and/or incentive compensation earned during the calendar year. Although certain highly compensated employees may elect to defer their compensation, Crocs does not match any employee contributions. The NQDC Plan’s investment options currently mirror those of our 401(k) savings plan. Participants can select a mix of investment options that best suit their goals, time horizon, and risk tolerance, and such allocations can be changed at any time. Changes generally become effective on the first trading day following such change. The investment options available through the NQDC Plan include conservative, moderately conservative, and aggressive funds. Any contributions made under the plan will pay out in a single, lump sum cash payment on a date that is six months following a payment event. Qualifying payment events include the following: separation from service, death, disability, change in control, or an unforeseeable emergency.

The following table sets forth information of our NQDC plan for each of our NEOs in 2022:

Name	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance as of December 31, 2022 ($) (3)
Andrew Rees	—	—	(15,549)	—	77,700
Michelle Poole	186,912	—	(214,131)	—	787,970
Anne Mehlman	101,702	—	(51,619)	—	285,570
Richard Blackshaw	—	—	—	—	—
Adam Michaels	—	—	(20,352)	—	50,264
Elaine Boltz	—	—	—	—	—
(1) The amounts deferred by our NEOs are included as part of the amounts reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
(2) These amounts are not reported as compensation in the Summary Compensation Table because the NQDC Plan does not provide for above-market or preferential earnings.
(3) Aggregate earnings are shown net of brokerage and/or other account fees.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	SCT Total Compensation for PEO ($) (b)	Compensation Actually Paid to PEO ($) (c)	Average SCT Total Compensation for Non-PEO NEOs ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e)	Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)	Net Income ($ in millions) (h)	Global Adjusted EBIT ($ in millions) (i)
2022	9,947,560	(4,437,094)	1,920,110	(1,740,310)	258.84	119.13	540.2	1,021.3
2021	15,785,920	57,406,163	4,809,719	12,822,996	306.09	161.56	725.7	2,301.7
2020	10,079,870	20,796,543	2,725,275	4,370,754	149.58	136.78	312.9	1,396.5
Column (b): Reflects compensation amounts reported in the “Summary Compensation Table” (“SCT”) for our Chief Executive Officer, Andrew Rees, for 2022, 2021, and 2020. Refer to “Compensation Tables—Summary Compensation Table” (above).

Column (c): Compensation actually paid (“CAP”) to our PEO in 2022, 2021, and 2020 reflects the respective amounts set forth in column (b) of the Pay versus Performance table above, adjusted as set forth in the table below, as determined in accordance with applicable SEC rules. The dollar amounts represented in column (b) of the table above do not reflect the actual amount of compensation earned or paid to our PEO during the applicable year. For information regarding pay decisions made by our Compensation Committee related to our PEO’s compensation for each fiscal year, refer to the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above. In accordance with the requirements of Item 402(v), the following amounts were deducted from and added to Mr. Rees’ SCT total compensation for each fiscal year to determine CAP:

	2022	2021	2020
SCT Total Compensation for PEO	$9,947,560	$15,785,920	$10,079,870
Less: Pension and Equity Values Reported in SCT for the Covered Year	(7,249,910)	(11,889,515)	(6,999,974)
Add: Year-End Fair Value of Equity Compensation Granted in the Covered Fiscal Year that were Unvested at End of Covered Fiscal Year	9,516,851	25,002,387	16,989,667
Adjust for: Change in Fair Value as of Vesting Date of any Awards Granted and Vested in the Same Year	—	4,046,479	—
Adjust for: Change in Fair Value of Outstanding Awards Made in Prior Fiscal Years that were Unvested at End of Covered Fiscal Year	(4,242,006)	17,500,324	5,592,676
Adjust for: Change in Fair Value of Awards Made in Prior Fiscal Years that Vested During Covered Fiscal Year	(12,407,989)	6,960,568	(4,865,696)
Compensation Actually Paid to PEO	$(4,437,094)	$57,406,163	$20,796,543

PSU grant date fair values are calculated using the stock price as of date of grant assuming target performance, except for the PSUs granted and vested in the same year, which are calculated using the volume-weighted intraday prices for the 30 trading days prior to and including the date of grant. Time-based RSU grant date fair values are calculated using the stock price as of the date of grant. Adjustments in the fair values of unvested and outstanding equity awards to our PEO were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. For outstanding stock options, we used the Black-Scholes option pricing model as of the date of vest.

Column (d): Reflects the average of the total compensation paid to our Non-PEO NEOs, as shown in our “Summary Compensation Table.” The non-PEO NEOs included in each year are as follows:

•For 2020 and 2021, Anne Mehlman, Michelle Poole, Daniel Hart, and Elaine Boltz.
•For 2022, Anne Mehlman, Michelle Poole, Elaine Boltz, Richard Blackshaw, and Adam Michaels.

Column (e): CAP to our non-PEO NEOs in 2022, 2021, and 2020 reflects the respective amounts set forth in column (d) of the Pay versus Performance table above, adjusted as set forth in the table below, as determined in accordance with applicable SEC rules. The dollar amounts represented in column (d) do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable year. For information regarding pay decisions made by our Compensation Committee related to our non-PEO NEOs’ compensation for each fiscal year, refer to the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above. In accordance with the requirements of Item 402(v), the following adjustments were made to average total compensation for the non-PEO NEOs as a group for each year to determine the CAP:

	2022	2021	2020
SCT Total Compensation for Non-PEO NEOs	$1,920,110	$4,809,719	$2,725,275
Less: Pension and Equity Values Reported in SCT for the Covered Year	(623,650)	(3,331,484)	(1,477,440)
Add: Year-End Fair Value of Equity Compensation Granted in the Covered Fiscal Year that were Unvested at End of Covered Fiscal Year	673,633	5,857,186	3,334,360
Adjust for: Change in Fair Value as of Vesting Date of any Awards Granted and Vested in the Same Year	—	1,734,082	—
Adjust for: Change in Fair Value of Outstanding Awards Made in Prior Fiscal Years that were Unvested at End of Covered Fiscal Year	(689,598)	2,825,013	509,415
Adjust for: Change in Fair Value of Awards Made in Prior Fiscal Years that Vested During Covered Fiscal Year	(2,000,071)	928,480	(720,856)
Adjust for: Awards Made in Prior Fiscal Years that were Forfeited During Covered Fiscal Year	(1,020,734)	—	—
Compensation Actually Paid to Non-PEO NEOs	$(1,740,310)	$12,822,996	$4,370,754

PSU grant date fair values are calculated using the stock price as of date of grant assuming actual performance, except for the PSUs granted and vested in the same year, which are calculated using the volume-weighted intraday prices for the 30 trading days prior to and including the date of grant. Time-based RSU grant date fair values are calculated using the stock price as of the date of grant. Adjustments in the fair values of unvested and outstanding equity awards to our non-PEO NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above.

Column (f): Represents the cumulative total shareholder return (“TSR”) of Crocs, Inc. for the years ended December 31, 2022, 2021, and 2020. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (if any, and assuming dividend reinvestment, if applicable), and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. All measurement periods noted begin on January 1, 2020 and end on December 31 of the respective year, so the 2020 value is a one-year TSR value, the 2021 value is a two-year TSR value, and the 2022 value is a three-year TSR value.

Column (g): Represents the cumulative TSR of the Dow Jones U.S. Footwear Total Return Index (“Peer Group Cumulative TSR”), which is the published industry index used for purposes of Item 201(e) of Regulation S-K, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, for the years ended December 31, 2022, 2021, and 2020.

Column (h): Reflects net income in the Company’s consolidated statements of operations in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2022, 2021, and 2020.

Column (i): Company-selected performance measure is global adjusted EBIT, which is calculated by excluding interest expenses, tax expense, foreign currency changes and non-recurring entries from GAAP net income attributable to common stockholders, including distribution center costs such as expansion and duplicate rent costs primarily related to our distribution centers and new headquarters, respectively, the step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022, the shutdown of our direct operations in Russia, HEYDUDE acquisition and integration costs, and other costs.

Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. As required by SEC rules, below is a tabular list, in unranked order, of the financial measures that in our assessment represent the most important financial performance measures we used to link compensation actually paid to our NEOs, for 2022, to company performance.

Performance Measures
Global Adjusted EBIT
Global Free Cash Flow
Revenue
Adjusted EBITDA Operating Margin
ESG-Related Strategic Initiatives

Relationship between Compensation Actually Paid and Performance

The graphs below show the relationship between CAP to our PEO and non-PEO NEOs in 2022, 2021, and 2020 to (1) TSR of both Crocs, Inc. and the Dow Jones U.S. Footwear Total Return Index, (2) our net income, and (3) our global adjusted EBIT.

CAP vs. Crocs, Inc. and Peer Group TSR
Value of Fixed $100 Investment
$308
$280
$252
$224
$196
$168
$140
$112
$84
$56
$28
$0
CAP ($ in millions)
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
$(5)
2020
2021
2022
CAP to PEO
Average CAP to Non-PEO NEOs
Crocs, Inc. TSR
Dow Jones U.S. Footwear Total Return Index TSR

CAP vs. Net Income
$800
$700
$600
$500
$400
$300
$200
$100
$0
Net Income ($ in millions)
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
$(5)
CAP ($ in millions)
2020
2021
2022
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income

CAP vs. Global Adjusted EBIT
$2,400
$2,000
$1,600
$1,200
$800
$400
$0
Adjusted EBIT ($ in millions)
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
$(5)
CAP ($ in millions)
2020
2021
2022
CAP to PEO
Average CAP to Non-PEO NEOs
Global Adjusted EBIT

Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer, pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

As a company with global operations, we utilize compensation programs that are regionally focused. Given the size and geographic composition of our retail workforce, we identified our median employee as of December 31, 2022, utilizing our internal records of salary and hourly rates (for non-exempt employees (other than our Chief Executive Officer)) and hours worked for the full fiscal year 2022. We have included all employees as of December 31, 2022, whether employed on a full-time, part-time, or seasonal basis. We also annualized the compensation for those employees who were hired in 2022, but were not employed for the entire fiscal year. For non-US employees, we converted such employees’ pay to a U.S. dollar equivalent using a spot exchange rate as of December 31, 2022.

Using this methodology, we estimated our median employee to be a retail store team lead. Our median employee earned annual total compensation of $32,212 in 2022. The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table above, was $9,947,560 in 2022. The ratio of the annual total compensation of our Chief Executive Officer to our estimated median employee for 2022 was approximately 309 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We believe the methodology, assumptions, and estimates described above to be reasonable given the nature of our workforce. As acknowledged by the SEC, there is a significant amount of flexibility and discretion in determining a company’s approach, which makes pay ratios across similar companies and more broadly, the footwear industry, difficult to compare.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2022 with our management and Deloitte & Touche LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.
The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning Deloitte & Touche LLP’s independence. The Audit Committee has also discussed with Deloitte & Touche LLP their independence.
Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

The Audit Committee
Douglas J. Treff (Chairperson)
Ian Bickley
Thomas J. Smach

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023. Deloitte & Touche LLP has served as our independent public accounting firm since 2005. We are not required to submit this appointment to the stockholders for approval, but the Board believes it is desirable as a matter of policy. We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting online and will have the opportunity to make any statements if he or she so desires and to respond to appropriate stockholder questions.
If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and consider other independent registered public accounting firms. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm.
The following table sets forth the aggregate fees for professional services provided during 2022 and 2021 by Deloitte & Touche LLP and its affiliates. The Audit Committee is required to pre-approve all audit and non-audit services provided by Deloitte & Touche LLP. All of the services provided by, and fees paid to, Deloitte & Touche LLP during 2022 and 2021 were pre-approved by the Audit Committee.

	2022	2021
Audit fees (1)	$4,177,220	$2,468,471
Audit-related fees (2)	—	1,376,999
Tax fees (3)	1,281,816	363,841
All other fees (4)	1,895	1,895
Total fees	$5,460,931	$4,211,206
(1) Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting and services attendant to, or required by, statute or regulation, such as: (i) consents and other audit services related to SEC and other regulatory filings and (ii) accounting consultation related to the audit. These fees also include fees related to services rendered in connection with statutory audits.
(2) Audit-related fees substantially relate to services rendered in connection with comfort letters provided in connection with our senior notes offerings, as well as due diligence work performed related to our acquisition of HEYDUDE.
(3) Tax fees include professional services rendered in connection with tax compliance, tax advice, tax consulting, and tax planning.
(4) All other fees include our subscription to accounting research software.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, our stockholders have an opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to approve or reject our executive pay program. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any other related disclosure in this proxy statement.”
As discussed in the “Compensation Discussion and Analysis,” the primary objective of our executive compensation program is to create long-term value for our stockholders by attracting and retaining talented executives, holding our executives accountable to stockholders, motivating our executives to achieve superior financial and business objectives and aligning the interests of our executives with those of our stockholders. We believe our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders. Please see “Compensation Discussion and Analysis” section above for an explanation of our executive compensation.
This “Say-on-Pay” proposal allows our stockholders to express their view regarding the decisions of the Compensation Committee on the 2022 compensation of our named executive officers. Your advisory vote will serve as a tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the objective of creating long-term value for our stockholders.
Our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders. See Proposal 4 below regarding the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, at least every six years, stockholders have an opportunity to provide an advisory vote on how frequently we should hold an advisory vote on the compensation of our named executive officers. Our stockholders last voted on this matter at our 2017 annual meeting of stockholders. Stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years or they may abstain from voting.

Our Board has discussed and carefully considered the alternatives regarding the frequency of future advisory votes to approve the compensation of our named executive officers in an effort to determine the approach that would best serve the Company and our stockholders. Our Board has considered several factors supporting an annual vote, including:

•An annual say-on-pay vote is consistent with past practice, as we have been conducting an annual vote since 2011 and have received over 96% support each year we have conducted a say-on-pay vote.
•An annual advisory vote provides us with immediate and direct input from our stockholders on our compensation principles and practices as disclosed in the proxy statement every year.
•An annual advisory vote provides frequent feedback from our stockholders, which is consistent with our efforts to seek input from our stockholders regarding corporate governance and our compensation philosophy.
•The lack of an annual advisory vote might make it more difficult for us to understand the outcome of a stockholder vote as to whether the stockholder vote pertains to the compensation disclosed in the current year proxy statement or pay practices over the previous year or two years. As a result, a frequency other than annual might make it more difficult for the Board to understand and respond appropriately to the message being communicated by our stockholders.
•Our stockholders voted to recommend an annual say-on-pay vote at our 2017 annual meeting of stockholders.

After such consideration, our Board believes that it is most appropriate to continue to conduct an advisory vote on the compensation of our named executive officers every year.

The option of every year, every two years or every three years that receives the highest number of votes cast by the holders of the shares present in person, or by remote communication, or by proxy and entitled to vote on the proposal will be deemed the frequency recommended by stockholders and will be taken into consideration by the Board when determining the frequency for the advisory vote on executive compensation. This vote is advisory and, therefore, not binding, and the Board may decide in the future that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The voting frequency option that receives the highest number of votes cast by the holders of shares of common stock present in person, or by remote communication, or by proxy at the Annual Meeting and entitled to vote on the proposal will be deemed the frequency for the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers that has been approved, on an advisory basis, by stockholders. The vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers is advisory and therefore will not be binding on the Compensation Committee, the Board, or the Company. However, the Compensation Committee and Board will take the voting results into consideration when determining the frequency and timing of future advisory votes to approve the compensation of our named executive officers.

THE BOARD RECOMMENDS A VOTE FOR A FREQUENCY PERIOD OF “EVERY YEAR” FOR FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any proposal of a stockholder intended to be included in our proxy statement for the 2024 annual meeting of stockholders pursuant to SEC Rule 14a-8, must be received by us no later than December 29, 2023 unless the date of our 2023 annual meeting is more than 30 days before or after June 20, 2024, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Corporate Secretary, Crocs, Inc., 13601 Via Varra, Broomfield, Colorado 80020.

In order for a stockholder to nominate a candidate for director for election or to bring other business before the 2024 annual meeting, we must receive timely notice of the nomination or business in writing by the close of business not later than March 22, 2024 and not earlier than February 21, 2024. However, in the event that the 2024 annual meeting is called for a date that is not within 30 days before or 60 days after June 20, 2024, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of the 2024 annual meeting is made. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of share representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.

HOUSEHOLDING

Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our common stock are only being sent one Notice of Internet Availability of Proxy Materials or set of proxy materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. If you wish to receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, please contact our Corporate Secretary in writing, at Crocs, Inc., 13601 Via Varra, Broomfield, Colorado 80020, or via telephone at 303-848-7000.

CROCS inc

CROCS, INC.
ATTN: CORPORATE SECRETARY
13601 VIA VARRA
BROOMFIELD, CO 80020

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Thomas J. Smach 02) Beth J. Kaplan

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4. Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

You may attend and vote during the Annual Meeting via the Internet. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000611995_1 R1.0.0.6